Exhibit 4(1)
EXECUTION VERSION
AMENDMENT NO. 1
TO
AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 1, dated as of June 8, 2023 (this “Amendment”), is made by and among TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (the “Borrower”), the lenders listed on the signature pages of this Amendment as “Lenders” (such lenders, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Lenders”), MUFG BANK, LTD. (as successor by assignment from MUFG Union Bank, N.A.) and WELLS FARGO SECURITIES, LLC, as Co-Sustainability Structuring Agents, TRUIST BANK and THE BANK OF NOVA SCOTIA, as Fronting Banks, and MUFG BANK, LTD. (as successor by assignment from MUFG Union Bank, N.A.), as administrative agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
1.    The Borrower, the Lenders, the Fronting Banks, Truist Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents, The Bank of Nova Scotia and U.S. Bank National Association, as Co-Documentation Agents, the Co-Sustainability Structuring Agents and the Administrative Agent previously entered into that certain Amended and Restated Credit Agreement, dated as of October 15, 2021 (the “Existing Agreement”, as further amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Agreement.
2.    The Borrower desires to amend the Existing Agreement to (a) provide for the termination, following the current-scheduled Termination Date, of the sustainability-linked pricing adjustments and related reporting requirements contained in Section 2.23 of the Existing Agreement, (b) replace the existing interest rate provisions (including definitions and other related provisions) with respect to the LIBO Rate and Eurodollar Loans to reflect current market standard Term SOFR provisions, and (c) make certain other modifications thereto, and the Lenders, the Fronting Banks, the Co-Sustainability Structuring Agents and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:
SECTION 1.Amendments to Existing Agreement. The Existing Agreement (including, for the avoidance of doubt, certain Schedules thereto) is, effective as of the Effective Date (as defined below) upon the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form of the Amended Agreement attached as Exhibit A hereto. For the avoidance of doubt, Exhibit A hereto intentionally excludes the exhibits to the Existing Agreement, which are not being amended hereby.
SECTION 2.Conditions of Effectiveness. The amendments to the Existing Agreement set forth in Section 1 hereof shall become effective as of the date hereof upon the satisfaction (or waiver in writing by the Lenders and the Administrative Agent in their sole discretion) of the following conditions (such date being referred to herein as the “Effective Date”):
(a)Expenses. The Administrative Agent shall have received, to the extent invoiced at least three (3) Business Days prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(b)Approvals. All requisite Governmental Authorities (including, without limitation, the ACC and all other regulatory authorities) and third parties shall have approved or consented to the execution, delivery and performance by the Borrower of this Amendment, the performance by the Borrower of the Amended Agreement, and the transactions contemplated hereby and thereby (collectively, the “Transactions”) to the extent required (and the Administrative Agent shall have received copies of all such approvals and consents, which shall be in form and substance satisfactory to the Administrative Agent and the Lenders, certified by an authorized officer of the Borrower as being true, correct and complete copies thereof and as being in full force and effect), no stay of any applicable regulatory approval shall have been issued and there shall be no litigation or governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Amendment, the Amended Agreement, any of the other Loan Documents or the Transactions.
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(c)Documents. The Administrative Agent shall have received the following documents, each document being dated the date of receipt thereof by the Administrative Agent (which date shall be the same for all such documents, except as otherwise specified below), in form and substance satisfactory to the Administrative Agent:
(i)Amendment. Counterparts of this Amendment signed on behalf of each of the parties hereto, or written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.
(ii)Opinions. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (A) Amy J. Welander, Esq., Vice President, General Counsel and Assistant Corporate Secretary for the Borrower, and (B) Morgan, Lewis & Bockius LLP, New York counsel for the Borrower, covering such matters relating to the Borrower, this Amendment and the Amended Agreement as the Administrative Agent or the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.
(iii)Formation, Organization, Good Standing and Due Authorization. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions, and any other legal matters relating to the Borrower, the Amendment, the Amended Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(iv)Incumbency and Signature Certificates. A certificate from the Borrower, duly executed by the Borrower’s Secretary or Assistant Secretary, certifying the names and true signatures of each individual authorized to sign this Amendment on behalf of the Borrower and any other documents or certificates delivered by the Borrower pursuant hereto.
(v)Defaults. A certificate signed by an Authorized Officer of the Borrower (the statements in which shall be true), certifying that both before and after giving effect to the execution of, and the transactions contemplated by, this Amendment, no Default or Event of Default has occurred and is continuing.
(d)“Know Your Customer” Requirements. To the extent requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Effective Date, the Borrower shall have provided to the Administrative Agent or such Lender all documentation and other information that the Administrative Agent or such Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case at least three (3) Business Days prior to the Effective Date.
SECTION 3.Representations and Warranties of the Borrower. The Borrower represents and warrants to the Administrative Agent, the Lenders, the Fronting Banks and the Co-Sustainability Structuring Agents that:
(a)Authorization; Enforceability. The Transactions are within the Borrower’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower, and each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)Governmental Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such approvals of the ACC (including, without limitation, the ACC Order) that have been obtained and are in full force and effect, (ii) will not violate any Requirement of Law, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.
(c)Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries that in any manner draw into question the validity or enforceability of this Amendment or the Amended Agreement or that otherwise involve this Amendment, the Amended Agreement, any of the other Loan Documents or the Transactions.

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(d)No Default. No Default or Event of Default has occurred and is continuing or would occur as a result of the execution, delivery or performance of this Amendment.
SECTION 4.Limitation on Scope. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be an amendment of, waiver of, consent to departure from, or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower requiring the consent of the Administrative Agent, the Fronting Banks, the Lenders and/or the Co-Sustainability Structuring Agents except to the extent specifically provided for herein. The amendments set forth herein will not, either alone or taken with other amendments, consents to departure from, or waivers of provisions of the Credit Agreement or any other Loan Document, be deemed to create or be evidence of a course of conduct. Any future or additional amendment of, or consent to departure from, any provision of the Credit Agreement or any other Loan Document shall be effective only if set forth in a writing separate and distinct from this Amendment and executed by the appropriate parties in accordance with the terms thereof.
SECTION 5.Reference to and Effect on the Existing Agreement.
(a)Upon the effectiveness of this Amendment: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement; and (ii) each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement. This Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement.
(b)Except as specifically amended above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Administrative Agent, the Fronting Banks or the Co-Sustainability Structuring Agents under the Existing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Agreement or any other Loan Document.
SECTION 6.Costs and Expenses. The Borrower agrees to pay, promptly after delivery to the Borrower of a reasonably detailed statement therefor, all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder, and all out-of-pocket expenses incurred by the Administrative Agent, any Fronting Bank, any Lender or any Co-Sustainability Structuring Agent (including, without limitation, the fees, charges and disbursements of any counsel for the Administrative Agent, any Fronting Bank, any Lender or any Co-Sustainability Structuring Agent) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.
SECTION 7.Execution in Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (including, without limitation, by Adobe portable document format file (also known as a “PDF” file)) shall be as effective as delivery of a manually signed counterpart of this Amendment. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

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SECTION 8.Governing Law. This Amendment shall be constructed in accordance with and governed by the law of the State of New York.
SECTION 9.Miscellaneous. This Amendment shall be subject to the provisions of Sections 9.07, 9.09, 9.10 and 9.11 of the Existing Agreement, each of which is incorporated by reference herein, mutatis mutandis.
SECTION 10.LIBO Rate Provisions. The amendments to LIBOR Related Definitions (as defined below) and provisions with respect thereto set forth in the pages of the Existing Agreement attached as Exhibit A hereto shall not apply with respect to (a) any Loan requested, made or outstanding that bears interest at a rate determined by reference to the Adjusted LIBO Rate (a “LIBOR Loan”) that (i) is or was set prior to the Effective Date and (ii) is held constant for a specifically designated period and is not reset on a daily or substantially daily basis (disregarding day count, weekend or holiday conventions) and (b) any retroactive margin, yield, fee or commission increases available to the Administrative Agent or the Lenders as a result of any inaccuracy in any financial statement, compliance certificate or Pricing Certificate that, if corrected, would have led to the application of a higher interest margin or yield with respect to any Loan or any higher fee or commission for any applicable period, and in each case, the LIBOR Related Definitions and provisions with respect thereto (as in effect immediately prior to giving effect to the provisions of this Amendment) shall continue in effect solely for such purpose; provided that, with respect to any such LIBOR Loan described in subclause (a) of this Section 10, such LIBOR Loan shall only continue in effect in accordance with its terms until the then-current Interest Period for such LIBOR Loan has concluded. As used in this Section 10, “LIBOR Related Definitions” means any term defined in the Existing Agreement or any other Loan Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment on the Effective Date, however phrased, primarily relating to the determination, administration or calculation of the Adjusted LIBO Rate, including by way of example any instances of “Eurodollar” or “LIBO Rate”.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
TUCSON ELECTRIC POWER COMPANY, as the Borrower
By:/s/ Martha B. Pritz
Name: Martha B. Pritz
Title: Treasurer

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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MUFG BANK, LTD., as Administrative Agent
By:    /s/ Lawrence Blat
    Name: Lawrence Blat
    Title: Authorized Signatory
MUFG BANK, LTD., as a Co-Sustainability Structuring Agent, as a Swingline Lender and as a Lender
By:    /s/ Matt Bly
    Name: Matthew Bly
    Title: Director

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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TRUIST BANK, as a Fronting Bank and as a Lender
By:    /s/ Catherine Strickland
    Name: Catherine Strickland
    Title: Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/ Gregory R. Gredvig
    Name: Gregory R. Gredvig
    Title: Director

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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WELLS FARGO SECURITIES, LLC, as a Co-Sustainability Structuring Agent
By:    /s/ Rally Killian
    Name: Rally Killian
    Title: Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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THE BANK OF NOVA SCOTIA, as a Fronting Bank and as a Lender
By:    /s/ David Dewar
    Name: David Dewar
    Title: Director

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ John M. Eyerman
    Name: John M. Eyerman
    Title: Senior Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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THE BANK OF NEW YORK MELLON, as a Lender
By:    /s/ Molly H Ross
    Name: Molly H. Ross
    Title: Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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COBANK, ACB, as a Lender
By:    /s/ Jared A Greene
    Name: Jared A Greene
    Title: Assistant Corporate Secretary

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/ Joseph McElhinny
    Name: Joseph McElhinny
    Title: Senior Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement (Tucson Electric Power Company)]

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EXHIBIT A TO AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

MARKED VERSION REFLECTING CHANGES PURSUANT TO AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

ADDED TEXT SHOWN UNDERSCORED
DELETED TEXT SHOWN ~~STRIKETHROUGH~~

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

October 15, 2021

among

TUCSON ELECTRIC POWER COMPANY,
as Borrower,
THE LENDERS PARTY HERETO,

TRUIST BANK and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,

THE BANK OF NOVA SCOTIA and U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents,

MUFG ~~UNION~~ BANK, ~~N.A~~LTD. and WELLS FARGO SECURITIES, LLC,
as Co-Sustainability Structuring Agents,

and

MUFG ~~UNION~~ BANK, ~~N.A~~LTD.,
as Administrative Agent

MUFG ~~UNION~~ BANK, ~~N.A~~LTD., TRUIST SECURITIES, INC., WELLS FARGO SECURITIES, LLC, THE BANK OF NOVA SCOTIA and U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS
Page
ARTICLE I    Definitions    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    ~~24~~28
SECTION 1.03.    Terms Generally    ~~24~~28
SECTION 1.04.    Accounting Terms; GAAP    ~~25~~29
SECTION 1.05.    Pro Forma Calculations    ~~25~~29
SECTION 1.06.    Divisions    ~~25~~29
SECTION 1.07.    Rates    29
ARTICLE II    The Credits    ~~25~~30
SECTION 2.01.    Commitments    ~~25~~30
SECTION 2.02.    Loans and Borrowings    ~~26~~30
SECTION 2.03.    Requests for Borrowings    ~~26~~31
SECTION 2.04.    Swingline Loans    ~~27~~31
SECTION 2.05.    Letters of Credit    ~~29~~33
SECTION 2.06.    Funding of Borrowings    ~~33~~38
SECTION 2.07.    Interest Elections    ~~34~~38
SECTION 2.08.    Termination and Reduction of Commitments    ~~35~~39
SECTION 2.09.    Extension of the Final Maturity Date    ~~36~~40
SECTION 2.10.    Repayment of Loans; Evidence of Debt    ~~37~~41
SECTION 2.11.    Prepayment of Loans    ~~38~~42
SECTION 2.12.    Fees    ~~39~~43
SECTION 2.13.    Interest    ~~40~~; Term SOFR Conforming Changes    44
SECTION 2.14.    ~~Alternate Rate of Interest    41~~Inability to Determine Rates    45
SECTION 2.15.    Increased Costs    ~~41~~46
SECTION 2.16.    ~~Break Funding Payments    42~~Compensation for Losses    47
SECTION 2.17.    Taxes    ~~43~~48
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    ~~47~~52
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders    ~~49~~54
SECTION 2.20.    Illegality    ~~49~~54
SECTION 2.21.    Defaulting Lenders    ~~50~~55
SECTION 2.22.    ~~Effect of~~ Benchmark ~~Transition Event    53~~Replacement Setting    58
SECTION 2.23.    Sustainability Adjustments    ~~62~~59
ARTICLE III    Representations and Warranties    ~~64~~62
SECTION 3.01.    Organization; Powers    ~~64~~62
SECTION 3.02.    Authorization; Enforceability    ~~64~~62
SECTION 3.03.    Governmental Approvals; No Conflicts    ~~64~~62
SECTION 3.04.    Financial Condition; No Material Adverse Change    ~~65~~63
SECTION 3.05.    Properties    ~~65~~63
SECTION 3.06.    Litigation and Environmental Matters    ~~66~~63
SECTION 3.07.    Compliance with Laws and Agreements    ~~66~~64
SECTION 3.08.    Federal Regulations    ~~66~~64
SECTION 3.09.    Investment Company Status    ~~66~~64
SECTION 3.10.    Taxes    ~~67~~64
SECTION 3.11.    ERISA    ~~67~~65
SECTION 3.12.    Disclosure    ~~67~~65
SECTION 3.13.    Solvency    ~~67~~65
SECTION 3.14.    Labor Matters    ~~68~~65
SECTION 3.15.    Anti-Terrorism Laws; OFAC    ~~68~~66
i
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SECTION 3.16.    Anti-Corruption Laws    ~~68~~66
SECTION 3.17.    Affected Financial Institution    ~~69~~67
ARTICLE IV    Conditions Precedent    ~~69~~67
SECTION 4.01.    Effective Date    ~~69~~67
SECTION 4.02.    Each Credit Event    ~~71~~69
ARTICLE V    Affirmative Covenants    ~~71~~69
SECTION 5.01.    Financial Statements; Ratings Changes and Other Information    ~~72~~69
SECTION 5.02.    Notices of Material Events    ~~74~~72
SECTION 5.03.    Existence; Conduct of Business    ~~75~~72
SECTION 5.04.    Payment of Obligations    ~~75~~73
SECTION 5.05.    Maintenance of Properties; Insurance    ~~75~~73
SECTION 5.06.    Books and Records; Inspection Rights    ~~75~~73
SECTION 5.07.    Compliance with Laws    ~~75~~73
SECTION 5.08.    Use of Proceeds and Letters of Credit    ~~76~~73
SECTION 5.09.    Environmental Laws    ~~76~~74
SECTION 5.10.    Sanctions; Anti-Corruption Laws; Anti-Terrorism Laws    ~~76~~74
SECTION 5.11.    Further Assurances    ~~76~~74
ARTICLE VI    Negative Covenants    ~~77~~74
SECTION 6.01.    Liens    ~~77~~74
SECTION 6.02.    Fundamental Changes    ~~77~~75
SECTION 6.03.    Sale of Assets    ~~78~~76
SECTION 6.04.    Restricted Payments    ~~79~~77
SECTION 6.05.    Leverage Ratio    ~~80~~77
SECTION 6.06.    Transactions with Affiliates    ~~80~~77
SECTION 6.07.    Anti-Corruption Laws; Sanctions    ~~80~~78
ARTICLE VII    Events of Default    ~~80~~78
ARTICLE VIII    The Administrative Agent    ~~83~~81
SECTION 8.01.    Appointment and Authority    ~~83~~81
SECTION 8.02.    Rights as a Lender    ~~83~~81
SECTION 8.03.    Exculpatory Provisions    ~~84~~81
SECTION 8.04.    Reliance by Administrative Agent    ~~85~~82
SECTION 8.05.    Resignation of Administrative Agent    ~~85~~83
SECTION 8.06.    Non-Reliance on Administrative Agent and Other Lenders    ~~87~~84
SECTION 8.07.    Indemnification    ~~87~~85
SECTION 8.08.    No Other Duties    ~~88~~85
SECTION 8.09.    Administrative Agent May File Proofs of Claim    ~~88~~86
SECTION 8.10.    Erroneous Payments    ~~89~~86
SECTION 8.11.    Certain ERISA Matters    ~~92~~90
ARTICLE IX    Miscellaneous    ~~93~~91
SECTION 9.01.    Notices    ~~93~~91
SECTION 9.02.    Waivers; Amendments    ~~95~~93
SECTION 9.03.    Expenses; Indemnity; Damage Waiver    ~~97~~94
SECTION 9.04.    Successors and Assigns    ~~98~~96
SECTION 9.05.    Survival    ~~102~~100
SECTION 9.06.    Counterparts; Integration; Effectiveness    ~~103~~100
SECTION 9.07.    Severability    ~~103~~101
SECTION 9.08.    Right of Setoff    ~~103~~101
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    ~~104~~101
SECTION 9.10.    WAIVER OF JURY TRIAL    ~~104~~102

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Page
SECTION 9.11.    Headings    ~~105~~102
SECTION 9.12.    Confidentiality    ~~105~~102
SECTION 9.13.    Interest Rate Limitation    ~~105~~103
SECTION 9.14.    Patriot Act Notice    ~~106~~103
SECTION 9.15.    Amendment and Restatement; Reaffirmation    ~~106~~104
SECTION 9.16.    No Fiduciary Duty    ~~107~~104
SECTION 9.17.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~107~~105

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SCHEDULES:
Schedule 1.01 – Pricing Schedule
Schedule 2.01 – Commitments
Schedule 2.05 – Existing Letters of Credit
Schedule 2.23 – Sustainability Table

EXHIBITS:
Exhibit A     –    Form of Assignment and Assumption
Exhibit B-1     –    Form of Opinion of Todd C. Hixon, Esq., General Counsel for the Borrower
Exhibit B-2     –    Form of Opinion of Morgan, Lewis & Bockius LLP, New York counsel for the Borrower
Exhibit C-1    –    Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit C-2    –    Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)
Exhibit C-3    –    Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Partnerships)
Exhibit C-4    –    Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Partnerships)
Exhibit D    –    Form of Pricing Certificate

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ARTICLE IThis AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 15, 2021 (this “Agreement”), among TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, the lenders listed on the signature pages hereto as “Lenders” (the “Lenders”), the other LENDERS from time to time party hereto, TRUIST BANK and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, THE BANK OF NOVA SCOTIA and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents, MUFG ~~UNION~~ BANK, LTD. (as successor by assignment from MUFG Union Bank, N.A.) and WELLS FARGO SECURITIES, LLC, as Co-Sustainability Structuring Agents, and MUFG ~~UNION~~ BANK, LTD. (as successor by assignment from MUFG Union Bank, N.A.), as Administrative Agent.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, the Lenders, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent previously entered into that certain Credit Agreement, dated as of October 15, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”). The parties hereto desire to amend and restate the Existing Credit Agreement, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety, without novation, as follows:
ARTICLE I
Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement (including the recitals hereto), the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“ACC” means the Arizona Corporation Commission.
“ACC Order” means the Order issued by the ACC on December 17, 2020 in Docket No. E-01933A-20-0026 (In the Matter of the Application of Tucson Electric Power Company for an Order Authorizing Various Financing Transactions), Decision No. 77851.
~~“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.~~
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%.
“Administrative Agent” means MUFG, in its capacity as administrative agent for the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Co-Sustainability Structuring Agents.
“Aggregate Commitments” and “Commitments” means the total of the Lenders’ Commitments hereunder. The Aggregate Commitments shall in no event exceed $250,000,000.
“Aggregate Exposure” means, at any time, the sum of (a) the aggregate outstanding principal amount of Loans (including, without limitation, Swingline Loans) at such time plus (b) the LC Exposure at such
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time. The Aggregate Exposure of any Lender at any time shall be its Applicable Percentage of the total Aggregate Exposure at such time.
“Aggregate KPI Fee Adjustment” means, for any calendar year, the number of basis points (whether positive, negative or zero) resulting from the sum of (a) the Applicable Renewable Generation Capacity Fee Adjustment, plus (b) the Applicable OSHA Total Recordable Incident Rate Fee Adjustment, in each case for such calendar year.
“Aggregate KPI Margin Adjustment” means, for any calendar year, the number of basis points (whether positive, negative or zero) resulting from the sum of (a) the Applicable Renewable Generation Capacity Margin Adjustment, plus (b) the Applicable OSHA Total Recordable Incident Rate Margin Adjustment, in each case for such calendar year.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the ~~Reference~~Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) ~~the~~ Adjusted ~~LIBO Rate for an Interest Period of one month beginning~~Term SOFR for a one-month tenor in effect on such day ~~(or, if such day is not a Business Day, the immediately preceding Business Day)~~ plus ~~1.0~~1.00%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, then the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than zero. Any change in the Alternate Base Rate due to a change in the ~~Reference~~Prime Rate, the Federal Funds Effective Rate or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the ~~Reference~~Prime Rate, the Federal Funds Effective Rate or ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR, respectively.
“Annual KPI Report” means the annual EEI Electric Company ESG/Sustainability Quantitative Information in respect of the Renewable Generation Capacity and the OSHA Total Recordable Incident Rate either publicly reported by the Borrower and published on an Internet website or provided through an intranet website to which the Administrative Agent, each Lender, each Fronting Bank and the Co-Sustainability Structuring Agents have been provided access.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA.
“Anti-Terrorism Laws” has the meaning provided in Section 3.15(a).
“Applicable KPI Fee Adjustment” means positive or negative 0.50 basis points, as applicable.
“Applicable KPI Margin Adjustment” means positive or negative 2.50 basis points, as applicable.
“Applicable Margin” means for any day, with respect to any ~~Eurodollar~~SOFR Loan or ABR Loan, as the case may be, the applicable percentage per annum determined in accordance with the Pricing Schedule attached hereto as Schedule 1.01.
“Applicable OSHA Total Recordable Incident Rate Fee Adjustment” means, with respect to any calendar year, subject to the provisos contained in the definition of “OSHA Recordable Incidents” in this Section 1.01, (a) a negative Applicable KPI Fee Adjustment if the OSHA Total Recordable Incident Rate (Three-Year Average) for such calendar year is less than the OSHA Total Recordable Incident Rate Target for such calendar year, (b) zero basis points if the OSHA Total Recordable Incident Rate (Three-Year Average) for such calendar year is greater than or equal to the OSHA Total Recordable Incident Rate Target for such calendar year and less than or equal to the OSHA Total Recordable Incident Rate Threshold for such calendar year, and (c) a positive Applicable KPI Fee Adjustment, if the OSHA Total Recordable Incident Rate (Three-Year Average) for such calendar year is greater than the OSHA Total Recordable Incident Rate Threshold for such calendar year.
“Applicable OSHA Total Recordable Incident Rate Margin Adjustment” means, with respect to any calendar year, subject to the provisos contained in the definition of “OSHA Recordable Incidents” in this Section 1.01, (a) a negative Applicable KPI Margin Adjustment if the OSHA Total Recordable Incident Rate (Three-Year Average) for such calendar year is less than the OSHA Total Recordable Incident Rate Target for such calendar year, (b) zero basis points if the OSHA Total Recordable Incident Rate (Three-Year Average) for such calendar year is greater than or equal to the OSHA Total Recordable Incident Rate Target for such calendar year and less than or equal to the OSHA Total Recordable Incident Rate Threshold for such calendar year, and (c) a positive

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Applicable KPI Margin Adjustment, if the OSHA Total Recordable Incident Rate (Three-Year Average) for such calendar year is greater than the OSHA Total Recordable Incident Rate Threshold for such calendar year.
“Applicable Percentage” means, for any Lender on any date of determination, the percentage obtained by dividing the amount of such Lender’s Commitment on such date by the Aggregate Commitments on such date, and multiplying the quotient so obtained by 100%; provided, that in the event that the Commitments have been terminated, each Lender’s Applicable Percentage shall be calculated on the basis of the Commitments in effect immediately prior to such termination, giving effect to any assignments.
“Applicable Rate” means:
(i)    in the case of each ABR Loan (including each Swingline Loan), a rate per annum equal at all times to the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and
(ii)    in the case of each ~~Eurodollar~~SOFR Loan, a rate per annum during each Interest Period equal at all times to the sum of ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.
    “Applicable Renewable Generation Capacity Fee Adjustment” means, with respect to any calendar year, (a) a negative Applicable KPI Fee Adjustment if the Renewable Generation Capacity for such calendar year is greater than the Renewable Generation Capacity Target for such calendar year, (b) zero basis points if the Renewable Generation Capacity for such calendar year is less than or equal to the Renewable Generation Capacity Target for such calendar year and greater than or equal to the Renewable Generation Capacity Threshold for such calendar year, and (c) a positive Applicable KPI Fee Adjustment if the Renewable Generation Capacity for such calendar year is less than the Renewable Generation Capacity Threshold for such calendar year.
“Applicable Renewable Generation Capacity Margin Adjustment” means, with respect to any calendar year, (a) a negative Applicable KPI Margin Adjustment if the Renewable Generation Capacity for such calendar year is greater than the Renewable Generation Capacity Target for such calendar year, (b) zero basis points if the Renewable Generation Capacity for such calendar year is less than or equal to the Renewable Generation Capacity Target for such calendar year and greater than or equal to the Renewable Generation Capacity Threshold for such calendar year, and (c) a positive Applicable KPI Margin Adjustment, if the Renewable Generation Capacity for such calendar year is less than the Renewable Generation Capacity Threshold for such calendar year.
“Approved Fund” means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Arrangers” means MUFG, Truist Securities, Inc., Wells Fargo Securities, LLC, The Bank of Nova Scotia and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners for the credit facilities established by this Agreement.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” means the president, any vice president, the chief financial officer, the principal accounting officer, the treasurer or the controller of the Borrower.
“Availability Period” means, in respect of each Lender, the period from and including the Effective Date to but excluding the Termination Date applicable to such Lender.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is

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described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Baseline OSHA Total Recordable Incident Rate” means the 3-year historical average of the OSHA Total Recordable Incident Rate for the years 2018 to 2020.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.22(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

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(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.22 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.22.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended, or any successor thereto.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Tucson Electric Power Company, an Arizona corporation.
“Borrowing” means Loans of the same Type, made (or deemed made), converted or continued on the same date and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means (a) a request by the Borrower for a Borrowing in accordance with Section 2.03 or (b) a request by the Borrower for a Swingline Borrowing in accordance with Section 2.04.
“Business Day” means any day that is not (i) a Saturday, Sunday or other day ~~on which commercial banks in~~that is a legal holiday under the laws of the State of New York ~~City or Los Angeles, California~~or (ii) a day on which banking institutions in such state are authorized or required by ~~law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market~~Law to close.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

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“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the Fronting Banks (as applicable) and the Lenders, as collateral for the LC Exposure or the obligations of the Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Fronting Bank(s) benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Fronting Banks. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Control” means the failure of UNS Energy to own and control, of record and beneficially, directly or indirectly, Capital Stock of the Borrower representing 100% of the aggregate ordinary voting power of the Borrower, free and clear of all Liens.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Co-Documentation Agents” means The Bank of Nova Scotia and U.S. Bank National Association, in their capacity as co-documentation agents for the Lenders.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder and to participate in Letters of Credit, LC Disbursements and Swingline Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Aggregate Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commitment Fee Rate” means for any day, the applicable percentage per annum determined in accordance with the Pricing Schedule attached hereto as Schedule 1.01.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition or deletion of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Net Worth” means, at any date, the sum as of such date of (a) the par value (or value stated on the books of the Borrower) of all classes of Capital Stock of the Borrower and its Subsidiaries, excluding the Borrower’s Capital Stock owned by the Borrower and/or its Subsidiaries, plus (or minus in the case of a surplus deficit) (b) the amount of consolidated surplus, whether capital or earned, of the Borrower, determined in accordance with GAAP as of the date of determination (excluding the effect on the Borrower’s accumulated other comprehensive income/loss of the ongoing application of Accounting Standards Codification Topic 815).
“Consolidated Subsidiary” means, at any date, each Subsidiary the accounts of which would be consolidated with those of the Borrower in the Borrower’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

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“Consolidated Total Capitalization” means, with respect to the Borrower at any time, the sum of Consolidated Net Worth and Consolidated Total Indebtedness of the Borrower at such time.
“Consolidated Total Indebtedness” means, as of the last day of any fiscal quarter, (a) the sum (without duplication) for the Borrower and the Consolidated Subsidiaries as of such day of (i) the aggregate outstanding principal amount of the Loans and LC Disbursements, (ii) the aggregate LC Outstandings of all Letters of Credit outstanding on such day, (iii) the aggregate outstanding principal amount of other Indebtedness for borrowed money (including Guarantees thereof) and (iv) the aggregate outstanding capitalized amount of Finance Lease Obligations, minus (b) to the extent included in clause (a)(iii) above, any Treasury Indebtedness of the Borrower and the Consolidated Subsidiaries as of such day, all as determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be disregarded for purposes of the determination of Consolidated Total Indebtedness the aggregate outstanding principal amount of any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries for which (1) cash in an amount sufficient to repay and discharge in full such Indebtedness on its scheduled maturity date or redemption date shall have been irrevocably deposited in trust with a trustee, escrow agent, paying agent or similar agent for the payment thereof on such maturity date or redemption date (as the case may be), and (2) the Borrower or such Subsidiary (as the case may be) shall have irrevocably instructed such trustee, escrow agent, paying agent or similar agent (as the case may be) to apply all such cash to the repayment and discharge of such Indebtedness on such maturity date or redemption date (as the case may be).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Co-Sustainability Structuring Agents” means MUFG and Wells Fargo Securities, LLC, in their capacity as co-sustainability structuring agents hereunder, and their respective successors in such capacity.
“Co-Syndication Agents” means Truist Bank and Wells Fargo Bank, National Association, in their capacity as co-syndication agents for the Lenders.
“Covered Affiliate” means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declining Lender” has the meaning assigned to such term in Section 2.09(b).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.21(b), any Lender that, as determined by the Administrative Agent, (a) has failed to fund any portion of its Loans hereunder, within three (3) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has failed to fund any portion of its participations in respect of Letters of Credit or Swingline Loans or any other amounts required to be funded or paid by such Lender hereunder (other than its Loans), within three (3) Business Days of the date required to be funded by it hereunder, (c) has notified the Borrower, the Administrative Agent, any Fronting Bank or any Swingline Lender that it does not intend to comply with its funding obligations, or has made a public statement to that effect, with respect to its funding obligations hereunder (unless such notice or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or under other agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

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“Disclosure Documents” means (i) the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2020, as filed with the SEC, (ii) the Quarterly Reports on Form 10-Q of the Borrower for the fiscal quarters ended March 31, 2021 and June 30, 2021, as filed with the SEC, and (iii) the Current Report on Form 8-K of the Borrower as filed with the SEC on May 11, 2021.
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203), as amended.
“dollars” or “$” refers to lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Embargoed Person” means at any time (a) any Person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the foregoing clauses (a) and (b).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice of its intent to institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the providing of notice by a plan administrator of the intent to terminate any Plan under Section 4041 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any

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ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Erroneous Payment” has the meaning assigned to such term in Section 8.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 8.10(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 8.10(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 8.10(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 8.10(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~
“Event of Default” has the meaning assigned to such term in Article VII.
“Excepted Property” has the meaning assigned to such term in the Indenture (as in effect on the date hereof).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in the preliminary statements hereto.
“Existing Letters of Credit” means the letters of credit set forth on Schedule 2.05 that have been issued for the account of the Borrower pursuant to the Existing Credit Agreement.
“Extension Effective Date” has the meaning assigned to such term in Section 2.09(c).
“Extension Request” has the meaning assigned to such term in Section 2.09(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that

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(i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent and (iii) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Final Maturity Date” has the meaning assigned to such term in the definition of “Termination Date” set forth in this Section 1.01.
“Finance Lease” means, at any time, a lease (or other arrangement conveying the right to use real or personal property, or a combination thereof) of a character that is required to be classified and accounted for as a finance lease in accordance with GAAP.
“Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Finance Lease, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Fitch” means Fitch Ratings, Inc., or any successor thereto.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fronting Bank” means each Lender (or other commercial bank or financial institution satisfactory to the Administrative Agent) executing this Agreement as a Fronting Bank, in its capacity as an issuer of Letters of Credit hereunder, and each of its successors in such capacity as provided in Section 2.05(j).
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Fronting Bank, such Defaulting Lender’s Applicable Percentage of the aggregate LC Exposure, other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.
“Illegality Notice” has the meaning assigned to such term in Section 2.20.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Finance Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indenture” means the Indenture, dated as of November 1, 2011, between the Borrower and U.S. Bank National Association, as trustee, as amended, supplemented or otherwise modified from time to time.
“Index Debt” means the long-term, senior unsecured Indebtedness of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, commencing with December 31, 2021, (b) with respect to any ~~Eurodollar~~SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Swingline Loan is repaid or required to be repaid.
“Interest Period” means, with respect to any ~~Eurodollar~~SOFR Borrowing, the period commencing on the date of such Borrowing (which initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing) and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter~~, as the Borrower may elect~~ (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Election Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period~~.~~, (iii) no Interest Period shall extend beyond the Final Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.22(d) shall be available for specification in such Borrowing Request or Interest Election Request.
“IRS” means the United States Internal Revenue Service.
“KPI Adjustment” means, collectively, the Aggregate KPI Fee Adjustment and the Aggregate KPI Margin Adjustment.
“KPI Metrics” means, collectively, the Renewable Generation Capacity and the OSHA Total Recordable Incident Rate (Three-Year Average), and each a “KPI Metric”.

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“Law” or “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Disbursement” means a payment made by a Fronting Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“LC Outstandings” means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit at any time on or after such date (assuming the satisfaction of all conditions for drawing enumerated therein).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lenders.
“Lender Parties” has the meaning assigned to such term in Section 9.16.
“Letter of Credit” means any letter of credit issued (or deemed issued) pursuant to Section ~~2.04~~2.05(b), as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.
~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) zero percent (0%) and (b) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Limited interest settlement rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by ICE Benchmark Administration Limited (or any other Person which takes over the administration of the London interbank offered rate from ICE Benchmark Administration Limited) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, subject to Section 2.22, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at approximately 12:00 noon, London time, on the date that is two (2) Business Days prior to the beginning of such Interest Period.~~
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement and any promissory notes delivered pursuant to Section ~~2.09~~2.10.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. Unless the context requires otherwise, the term “Loans” includes the Swingline Loans.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition, assets, results of operations or business of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Administrative Agent or the Lenders under any Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans, LC Disbursements and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Significant Subsidiaries in an aggregate principal amount exceeding $40,000,000; provided however, that, solely for purposes of clause (g) of Article VII hereof, the contingent Guarantee obligation of the Borrower or a Significant Subsidiary in respect of Material Indebtedness of one of its subsidiaries that is not a Significant Subsidiary shall not

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constitute Material Indebtedness of the Borrower or such Significant Subsidiary unless and until such Guarantee obligation is no longer contingent. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. “Material Indebtedness” shall not include at any time any Indebtedness that is non-recourse to the Borrower and its Significant Subsidiaries.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“MUFG” means MUFG ~~Union~~ Bank, ~~N.A., a national banking association~~Ltd.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Obligations” means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and LC Disbursements, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each other payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement and the other Loan Documents; and (b) the due and punctual performance of all other covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents. For the avoidance of doubt, the “Obligations” shall include, without duplication, the Borrower’s obligations to pay, discharge and satisfy any Erroneous Payment Subrogation Rights.
“OFAC” has the meaning assigned to such term in the definition of “Embargoed Person” set forth in this Section 1.01.
“OSHA” means the United States Department of Labor – Occupational Safety and Health Administration.
“OSHA Recordable Incidents” means, for any calendar year, the total number of injuries or illnesses (excluding any injuries or illnesses resulting solely from the COVID-19 pandemic) that meet the general recording criteria, and are therefore “recordable” for such calendar year in accordance with the recordkeeping and reporting rules of the OSHA Severe Injury Reports (or any replacement(s) thereof) pursuant to 29 C.F.R. § 1904, as reported on the applicable Pricing Certificate delivered pursuant to Section 2.23(f) and reflected in the Annual KPI Report in respect of such calendar year; it being understood and agreed that on the date hereof the Borrower applies the OSHA Recordkeeping rules (www.osha.gov/recordkeeping) (as in effect on the date of this Agreement) to determine recordable injuries for the Borrower and its Subsidiaries in the aggregate, and reported numbers include the performance of the Borrower’s and its Subsidiaries’ employees and directly supervised contractors (e.g., agency temp workers and other workers under the direct supervision of the Borrower or any of its Subsidiaries); provided, that in the event that (i) the methodologies or other basis upon which such reporting is made shall change from the methodologies and basis for the determination of the OSHA Total Recordable Incident Rate Target and OSHA Total Recordable Incident Rate Threshold or (ii) OSHA shall cease to require the recording of the total number of injuries or illnesses (excluding any injuries or illnesses resulting solely from the COVID-19 pandemic) that are “recordable” by the Borrower, the Applicable OSHA Total Recordable Incident Rate Fee Adjustment and the Applicable OSHA Total Recordable Incident Rate Margin Adjustment in respect of the applicable calendar year shall be zero basis points; provided, further, that in the event that the combined number of employees and directly supervised contractors (e.g., agency temp workers and other workers under the direct supervision of the Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries for any calendar year increases or decreases by ten percent (10%) or more over the combined number of employees and directly supervised contractors of the Borrower and its Subsidiaries for the immediately preceding calendar year, the Applicable OSHA Total Recordable Incident Rate Fee Adjustment and the Applicable OSHA Total Recordable Incident Rate Margin Adjustment in respect of the applicable calendar year and each calendar year thereafter shall be zero basis points unless otherwise agreed in writing by the Borrower, the Co-Sustainability Structuring Agents and the Required Lenders.
“OSHA Total Recordable Incident Rate” means, with respect to the Borrower, the rate calculated as (i) the OSHA Recordable Incidents times 200,000, divided by (ii) the total number of hours worked by all employees and directly supervised contractors (e.g., agency temp workers and other workers under the direct supervision of the Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries, calculated on the basis of one (1) calendar year.
“OSHA Total Recordable Incident Rate (Three-Year Average)” means, with respect to any calendar year, an amount equal to (a) the sum of (i) the OSHA Total Recordable Incident Rate for each of the

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immediately preceding two (2) calendar years prior to such calendar year plus (ii) the OSHA Total Recordable Incident Rate for such calendar year, divided by (b) three (3). For purposes of calculating the OSHA Total Recordable Incident Rate (Three-Year Average) for the calendar years ending on December 31, 2021 and December 31, 2022, the OSHA Total Recordable Incident Rates for the calendar years ending December 31, 2019 and December 31, 2020 shall be as set forth in the Sustainability Table.
“OSHA Total Recordable Incident Rate Target” means, with respect to any calendar year, the OSHA Total Recordable Incident Rate Target for such calendar year as set forth in the Sustainability Table.
“OSHA Total Recordable Incident Rate Threshold” means, with respect to any calendar year, the OSHA Total Recordable Incident Rate Threshold for such calendar year as set forth in the Sustainability Table.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise (i) from any payment made under, (ii) from the execution, delivery, performance, enforcement or registration of, (iii) from the receipt or perfection of a security interest under, or (iv) otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Participant” has the meaning assigned to such term in Section 9.04(e).
“Participant Register” has the meaning assigned to such term in Section 9.04(e).
“Patriot Act” has the meaning assigned to such term in Section 9.14.
“Payment Recipient” has the meaning assigned to it in Section 8.10(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Secured Debt” has the meaning assigned to such term in the Indenture (as in effect on the date hereof); provided, that, for purposes of this Agreement, each reference in such defined term (or in any definitions used in such defined term) to the “Company” shall mean and be a reference to the Borrower or any of its Significant Subsidiaries (including, without limitation, San Carlos).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, DebtX, Syndtrak or a substantially similar electronic transmission system.

“Pricing Certificate” means a certificate signed by an Authorized Officer of the Borrower substantially in the form of Exhibit D setting forth (with computations in reasonable detail in respect thereof) the KPI Metrics for the immediately preceding calendar year which shall be based on and consistent with the KPI Metrics reported in the Annual KPI Report for such year, together with the resulting KPI Adjustment to apply from the KPI Pricing Adjustment Date of the then current calendar year.

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“Pricing Certificate Delivery Date” has the meaning assigned to such term in Section 2.23(f).

“Pricing Certificate Inaccuracy” has the meaning assigned to such term in Section 2.23(d).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City (or such other office as the Administrative Agent may designate in writing to the Borrower).  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.  Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Rating Agencies” means each of Moody’s, S&P and Fitch.
“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Fronting Bank, as applicable.
~~“Reference Rate” means the greater of (a) zero percent (0%) and (b) the variable rate of interest per annum established by MUFG from time to time as its “reference rate”. Such “reference rate” is set by MUFG as a general reference rate of interest, taking into account such factors as MUFG may deem appropriate, it being understood that many of MUFG’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that MUFG may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such “reference rate”.~~
“Register” has the meaning assigned to such term in Section 9.04(c).
“Regulation D” means Regulation D of the Board as in effect from time to time.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” has the meaning assigned to such term in Section 8.05(b).
“Renewable Generation Capacity” means, with respect to any calendar year, the Borrower’s total megawatts (MW) of owned and firm PPA (Purchased Power Agreement) generation capacity at the end of such calendar year based on generation from biomass/biogas, geothermal, hydroelectric, solar and wind generation sources, including battery storage, as reported on the applicable Pricing Certificate delivered pursuant to Section 2.23(f) and reflected in the Annual KPI Report in respect of such calendar year.
“Renewable Generation Capacity Target” means, with respect to any calendar year, the Renewable Generation Capacity Target for such calendar year as set forth in the Sustainability Table.
“Renewable Generation Capacity Threshold” means, with respect to any calendar year, the Renewable Generation Capacity Threshold for such calendar year as set forth in the Sustainability Table.
“Required Lenders” means, at any time, Lenders having Aggregate Exposures and unused Commitments representing a majority of the sum of the total Aggregate Exposure and unused Commitments at such time; provided, that the Aggregate Exposure and unused Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

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“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Resignation Effective Date” has the meaning assigned to such term in Section 8.05(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.
“San Carlos” means San Carlos Resources Inc., an Arizona corporation.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any territorial-based Sanctions (at the time of this Agreement, Cuba, the Crimea region of Ukraine, Iran, North Korea and Syria).
“Sanctions” has the meaning assigned to such term in Section 6.07.
“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor thereto.
“SEC” means the Securities and Exchange Commission.
“Significant Subsidiary” means (a) San Carlos, (b) any Subsidiary that directly or indirectly owns or Controls any other Significant Subsidiary and (c) any other Subsidiary of the Borrower whose direct or indirect proportionate share of consolidated total assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) was greater than or equal to 15% of the consolidated total assets as of such date of the Borrower and the Consolidated Subsidiaries, taken as a whole. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“Solvent” means, with respect to any Person, as of any date of determination, that (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to

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payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Sustainability Pricing Adjustment Date” has the meaning assigned to such term in Section 2.23(a).
“Sustainability Table” means the Sustainability Table set forth on Schedule 2.23.
“Sustainability Targets” means each of the OSHA Total Recordable Incident Rate Target and the Renewable Generation Capacity Target.
“Sustainability Thresholds” means each of the OSHA Total Recordable Incident Rate Threshold and the Renewable Generation Capacity Threshold.
“Swingline Borrowing” means a borrowing of a Swingline Loan.
“Swingline Lender” means MUFG, in its capacity as lender of Swingline Loans hereunder, or such other Lender as the Borrower may from time to time select as the Swingline Lender hereunder pursuant to Section 2.04; provided, that such Lender has agreed to be a Swingline Lender.
“Swingline Loan” means a loan made by a Swingline Lender to the Borrower pursuant to Section 2.04.
“Swingline Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the total amount of the Commitments. The Swingline Sublimit is part of, and not in addition to, the Commitments.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as

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such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the earlier to occur of (i) October 15, 2026, or such later date that may be established for any Lender from time to time pursuant to Section 2.09 (the “Final Maturity Date”), and (ii) the date of termination in whole of the Commitments available to the Borrower pursuant to Section 2.08 or Article VII.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit.
“Treasury Indebtedness” means, with respect to any Person, the aggregate outstanding principal amount of Indebtedness of such Person and its subsidiaries that is owned by such Person or its subsidiaries and in respect of which such Person or one or more of its subsidiaries has the right to receive, pursuant to the terms of such Indebtedness, all future principal, interest and other payments to be made with respect thereto.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“UNS Energy” means UNS Energy Corporation, an Arizona corporation.
“UNS Energy Credit Agreement” means that certain Credit Agreement, dated as of October 15, 2015, among UNS Energy, the lenders named therein and from time to time party thereto, Truist Bank (successor by merger to SunTrust Bank) and Wells Fargo Bank, National Association, as co-syndication agents, The Bank of Nova Scotia and U.S. Bank National Association, as co-documentation agents, and MUFG, as administrative agent, as the same has been amended, supplemented or otherwise modified from time to time prior to the Effective Date.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(g)(ii)(B)(3).
“Utility Business” means the business of producing, developing, generating, transmitting, distributing, selling or supplying electrical energy for any purpose, or any business incidental thereto or necessary in connection therewith, or any business reasonably desirable in connection therewith which the ACC or other utility regulatory body shall have authorized the Borrower to enter.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower, the Administrative Agent and each Fronting Bank.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “~~Eurodollar~~SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “~~Eurodollar~~SOFR Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (including the effects of the application or discontinuance of the application of accounting for the effects of regulation to all or any portion of the Borrower’s operations), or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.05.    Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall (a) include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, and (b) be certified to by an Authorized Officer as having been prepared in good faith based upon assumptions believed to be reasonable.

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SECTION 1.06.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
SECTION 1.07.    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender, any Fronting Bank or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Aggregate Exposure exceeding such Lender’s Commitment or (b) the total Aggregate Exposure exceeding the Aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
SECTION 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or ~~Eurodollar~~SOFR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any ~~Eurodollar~~SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any ~~Eurodollar~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f)(i). Each Swingline Loan shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) ~~Eurodollar~~SOFR Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.

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SECTION 2.03.    Requests for Borrowings. To request a Borrowing (other than a Swingline Borrowing), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~SOFR Borrowing, not later than ~~11:00 a.m., Los Angeles, California~~2:00 p.m., New York, New York time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than ~~11:00 a.m., Los Angeles, California~~2:00 p.m., New York, New York time, one (1) Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~SOFR Borrowing;
(iv)    in the case of a ~~Eurodollar~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed.
ARTICLE IIIf no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Each Swingline Borrowing shall be requested in accordance with Section 2.04.
SECTION 2.04.    Swingline Loans.
(a)    Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender, in reliance on the agreements of the Lenders set forth in this Section, may in its sole discretion make Swingline Loans to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate principal amount that will not result in (i) the Aggregate Exposure of any Lender exceeding its Commitment, (ii) the Aggregate Exposure of all Lenders exceeding the total Aggregate Commitments or (iii) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit; provided, further, that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    Borrowing Procedures for Swingline Loans. Each Swingline Borrowing shall be made upon the Borrower’s notice to the applicable Swingline Lender and the Administrative Agent. Each such notice shall be in the form of a written Borrowing Request, appropriately completed and signed by an Authorized Officer of the Borrower, or may be given by telephone (if promptly confirmed in writing by delivery of such a written Borrowing Request consistent with such telephonic notice) and must be received by such applicable Swingline Lender and the Administrative Agent not later than ~~11:00 a.m., Los Angeles, California~~2:00 p.m., New York, New York time, on the date of the requested Swingline Borrowing, and such notice shall specify (i) the amount to be borrowed, which shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000, and (ii) the date of such Swingline Borrowing (which shall be a Business Day). Subject to the terms and conditions set forth herein, such Swingline Lender shall make each Swingline Loan available to the Borrower by credit to the Borrower’s account with such Swingline Lender or by wire transfer in accordance with instructions provided to (and reasonably acceptable to) such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f)(i), by remittance to the respective Fronting Bank), on the requested date of such Swingline Loan.
(c)    Participations by Lenders in Swingline Loans.
(i)    Immediately upon the making of a Swingline Loan by a Swingline Lender, and without any further action on the part of such Swingline Lender or the Lenders, such Swingline Lender hereby grants to each Lender, and each Lender hereby acquires from such Swingline Lender, a participation in such Swingline Loan equal to such Lender’s Applicable Percentage of the amount of such Swingline Loan. Each Swingline Lender may, by written notice given to the Administrative Agent not later than ~~10:00 a.m., Los Angeles, California~~1:00 p.m., New York, New York time, on any Business Day, require

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the Lenders to fund participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will fund such participations. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of each such Swingline Loan. Each Lender hereby absolutely, unconditionally and irrevocably agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of each such Swingline Loan. Each Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this paragraph is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders.
(ii)    The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan funded pursuant to the preceding paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan made by such Swingline Lender after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to the preceding paragraph and to such Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)    Resignation of Swingline Lender. Any Swingline Lender may resign at any time by giving thirty (30) days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of a Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans.
SECTION 2.05.    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Fronting Bank, at any time and from time to time during the period from the Effective Date through and including the date that occurs ten (10) Business Days prior to the latest Final Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Fronting Bank relating to any Letter of Credit or the obligation of the Fronting Bank to issue Letters of Credit hereunder, the terms and conditions of this Agreement shall control; provided, however, that any such agreement between the Borrower and any Fronting Bank may set forth the maximum aggregate stated amount of all Letters of Credit at any one time outstanding that such Fronting Bank will issue hereunder, and the obligation of such Fronting Bank to issue Letters of Credit hereunder shall be subject to such maximum amount.
(b)    Issuance and Amendment. To request the issuance of any Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), other than an Existing Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Fronting Bank) to the applicable Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent shall, promptly after its receipt thereof, distribute a copy of each such notice to the Lenders. If requested by the applicable Fronting Bank, the Borrower also shall submit a letter of credit application on such Fronting Bank’s standard form in connection with any request for a Letter of Credit. Upon the issuance, amendment, renewal or extension of any Letter of Credit, the applicable

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Fronting Bank shall provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders. Notwithstanding any provision to the contrary contained in this Agreement, a Fronting Bank shall have no obligation to issue, amend, renew or extend any Letter of Credit if at such time a Defaulting Lender exists, unless (i) such Fronting Bank has entered into arrangements satisfactory to such Fronting Bank (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such Fronting Bank’s risk with respect to such Defaulting Lender’s Applicable Percentage of its participation interest in such Letter of Credit or (ii) such Fronting Bank is satisfied that such risk has been reallocated in its entirety to the non-Defaulting Lenders pursuant to Section 2.21(a)(iv). In addition, no Fronting Bank shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority shall by its terms purport to enjoin or restrain such Fronting Bank from issuing such Letter of Credit, or any ~~law~~Law applicable to such Fronting Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Fronting Bank shall prohibit, or request that such Fronting Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Fronting Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Fronting Bank is not otherwise compensated or required to be compensated hereunder), which restriction, reserve or capital requirement was not in effect on the date hereof, or shall impose upon such Fronting Bank any loss, cost or expense (not reimbursed or required to be reimbursed) that was not applicable on the date hereof and that such Fronting Bank in good faith deems material to it. As of the Effective Date, each of the Existing Letters of Credit shall be deemed to be issued under this Agreement as a Letter of Credit.
(c)    Limitation of Amount. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the total Aggregate Exposure shall not exceed the Aggregate Commitments and (ii) the aggregate LC Outstandings of all Letters of Credit then outstanding (after giving effect to all issuances, amendments and extensions of Letters of Credit on such date) shall not exceed the lesser of (A) $50,000,000 and (B) the aggregate amount of the Commitments then scheduled to be in effect until the latest Final Maturity Date.
(d)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier to occur of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the latest Final Maturity Date; provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
(e)    Participations of Lenders. On the Effective Date, without any further action on the part of any Fronting Bank or the Lenders, each Fronting Bank issuing one or more Letters of Credit (whether on the Effective Date or at any time thereafter) pursuant to this Section hereby grants to each Lender, and each Lender hereby acquires from such Fronting Bank, a participation in each such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Fronting Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Fronting Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f)(i) of this Section, or of any reimbursement payment in respect of an LC Disbursement required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Letters of Credit pursuant to this paragraph (e) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. For the avoidance of doubt, the parties hereto acknowledge and agree that the funding by a Lender of its participation interest in any LC Disbursement shall not constitute a reimbursement by the Borrower of such LC Disbursement.
(f)    Reimbursement. (i)  If any Fronting Bank shall make any LC Disbursement, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent, for the account of such Fronting Bank, an amount equal to such LC Disbursement not later than ~~11:00 a.m., Los Angeles, California~~2:00 p.m., New York, New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to ~~9:00 a.m., Los Angeles, California~~12:00 noon, New York, New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than ~~11:00 a.m., Los Angeles, California~~2:00 p.m., New York, New York time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.01 and 2.03 or Section 2.04 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so

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financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.
(ii)    If the Borrower fails to make any payment due under paragraph (i) above with respect to an LC Disbursement, the Administrative Agent shall notify each Lender of the applicable LC Disbursement and such Lender’s Applicable Percentage thereof. Upon receipt of such notice, each Lender shall make available to the Administrative Agent such Lender’s Applicable Percentage of the payment then due from the Borrower, in immediately available funds, by ~~10:00 a.m., Los Angeles, California~~1:00 p.m., New York, New York time, on the next succeeding Business Day after the date of such notice, in the same manner as provided in Section 2.06 with respect to Loans made by the Lenders, and the Administrative Agent shall promptly pay to the applicable Fronting Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment pursuant to paragraph (i) above in respect of any LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Fronting Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Fronting Bank in connection with an unreimbursed LC Disbursement, then to such Lenders as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse a Fronting Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation, if any, to reimburse such LC Disbursement.
(g)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by a Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Fronting Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Fronting Bank; provided that the foregoing shall not be construed to excuse such Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Fronting Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of a Fronting Bank (as finally determined by a court of competent jurisdiction), such Fronting Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Fronting Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)    Disbursement Procedures. Each Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Fronting Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Fronting Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Fronting Bank and the Lenders with respect to any such LC Disbursement.
(i)    Interim Interest. If a Fronting Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or such reimbursement obligation of the Borrower has been discharged pursuant to the terms of Section 2.05(f)(i)), at a fluctuating interest rate per annum equal to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin for ABR Loans in effect from time to time; provided, that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(b) shall apply. Interest accrued pursuant to this

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paragraph shall be for the account of the applicable Fronting Bank, except that interest accrued on and after the date of payment by any Lender to reimburse a Fronting Bank shall be for the account of such Lender to the extent of such payment.
(j)    Replacement of a Fronting Bank. Any Fronting Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and such Fronting Bank; provided, however, that (i) each Fronting Bank shall be (A) a Lender or (B) another commercial bank or other financial institution satisfactory to the Administrative Agent, and (ii) the Administrative Agent shall review any such proposed agreement for form only and not with respect to the identity of any successor Fronting Bank or the identity of the Fronting Bank to be replaced. The Administrative Agent shall notify the Lenders of any such replacement of a Fronting Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Fronting Bank pursuant to Section 2.12(b) and shall return to such Fronting Bank each Letter of Credit issued by such Fronting Bank (except to the extent otherwise agreed by such Fronting Bank in its sole discretion). From and after the effective date of any such replacement, (1) the successor Fronting Bank shall have all the rights and obligations of a Fronting Bank under this Agreement with respect to Letters of Credit to be issued by it on such effective date or thereafter and (2) references herein to the term “Fronting Bank” shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the replacement of a Fronting Bank hereunder, the replaced Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including, without limitation, any Letters of Credit that such Fronting Bank agrees, in its sole discretion, may continue to remain outstanding hereunder following such replacement) but shall not be required to issue additional Letters of Credit.
SECTION 2.06.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by ~~10:00 a.m., Los Angeles, California~~1:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided, that Swingline Borrowings shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Fronting Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may in its sole discretion assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.07.    Interest Elections.
(a)    Each Borrowing of Loans shall initially be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be

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confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~SOFR Borrowing; and
(iv)    if the resulting Borrowing is a ~~Eurodollar~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
ARTICLE IIIIf any such Interest Election Request requests a ~~Eurodollar~~SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~SOFR Borrowing and (ii) unless repaid as provided herein, each ~~Eurodollar~~SOFR Borrowing shall automatically be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08.    Termination and Reduction of Commitments.
(a)    The Commitment of each Lender shall automatically terminate on the Termination Date applicable to such Lender as provided in Section 2.09. If any Letter of Credit remains outstanding on the Termination Date, the Borrower will deposit with the Administrative Agent an amount in Cash Collateral equal to 105% of the aggregate undrawn amount of such Letter of Credit to secure the Borrower’s reimbursement obligations with respect to any drawings that may occur thereunder.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce any Commitments if, after giving effect to such termination or reduction and any concurrent prepayment of the Loans in accordance with Section 2.11, the total Aggregate Exposure would exceed the Aggregate Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)    Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.09.    Extension of the Final Maturity Date.
(a)    The Borrower may request, upon written notice to the Administrative Agent (which shall promptly notify the Lenders and the Fronting Banks thereof) (such written notice, an “Extension Request”), a one-

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year extension of the Final Maturity Date applicable to each Lender; provided, that (i) such Extension Request shall include the requested effective date of such extension, which date shall be a Business Day no earlier than thirty (30) days, and no later than one hundred twenty (120) days, after the date of such Extension Request~~,~~  (or such other effective date as may be agreed by the Administrative Agent in its sole discretion), and (ii) in no event shall the Final Maturity Date be extended to a date that is later than the fifth (5th) anniversary of the effective date of such extension. Each Lender shall notify the Administrative Agent by the date specified by the Administrative Agent (which date shall be a Business Day and shall not be less than ten (10) days, nor more than twenty (20) days, after the date of such Lender’s receipt of the Extension Request) that either (A) such Lender declines to consent to extending the Final Maturity Date or (B) such Lender consents to extending the Final Maturity Date. Any Lender not responding within the above time period shall be deemed to have declined to extend the Final Maturity Date. The consent of a Lender to any such extension shall be in the sole discretion of such Lender. The Administrative Agent shall, after receiving the notifications from all of the Lenders or the expiration of such period, whichever is earlier, notify the Borrower and the Lenders of the results thereof. The Borrower may request no more than two (2) extensions pursuant to this Section.
(b)    If any Lender declines, or is deemed to have declined, to consent to such request for extension (each a “Declining Lender”), the Borrower shall have the right to replace such Declining Lender in accordance with Section 2.19(b). Any Lender replacing a Declining Lender shall be deemed to have consented to such request for extension (regardless of when such replacement is effective) and shall not be deemed to be a Declining Lender.
(c)    If the Required Lenders have consented to the extension of the Final Maturity Date, the Final Maturity Date of each Lender that consented to the extension shall be extended to the date that is one year after such Lender’s then-effective Final Maturity Date, effective as of the date to be determined by the Administrative Agent and the Borrower (the “Extension Effective Date”). On or prior to the Extension Effective Date, the Borrower shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (i) the resolutions of the Borrower authorizing such extension and all consents, authorizations or approvals of Governmental Authorities (if any) required in connection with such extension, certified as being in effect as of the Extension Effective Date and the related incumbency certificate of the Borrower, (ii) a favorable opinion of counsel for the Borrower as to such matters as any Lender through the Administrative Agent may reasonably request and (iii) a certificate of the Borrower stating that on and as of such Extension Effective Date, and after giving effect to the extension to be effective on such date, all conditions precedent to a Borrowing under Section 4.02 are satisfied. On each Extension Effective Date, each Declining Lender being replaced by the Borrower pursuant to Section 2.09(b) shall have received payment in full of the principal amount of all Loans outstanding owing to such Declining Lender and all interest thereon and all fees and other amounts (including, without limitation, any amounts payable pursuant to Section 2.16) payable to such Declining Lender accrued through such Extension Effective Date. Promptly following such Extension Effective Date, the Administrative Agent shall distribute an amended Schedule 2.01 to this Agreement (which shall thereafter be incorporated into this Agreement) to reflect any changes in the Lenders and the Commitments as of such Extension Effective Date.
(d)    Each Fronting Bank may, in its sole discretion, elect not to serve in such capacity beyond the Final Maturity Date as in effect prior to an extension thereof; provided that (i) the Borrower and the Administrative Agent may appoint a replacement for such resigning Fronting Bank, and (ii) whether such replacement is appointed shall not otherwise affect the extension of the Final Maturity Date. Notice of such election shall be made pursuant to the same time periods and in the same manner as applicable to the Lenders’ consent to an extension of the Final Maturity Date pursuant to subsection (a) above, although a Fronting Bank may consent to the extension of the Final Maturity Date in its capacity as a Lender while declining to serve as a Fronting Bank beyond the Final Maturity Date as in effect prior to an extension thereof.
SECTION 2.10.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the then unpaid principal amount of each Loan made by such Lender, all accrued and unpaid interest on such Loans and all other Obligations owing to such Lender, in each case, on the Termination Date applicable to such Lender.
(b)    The Borrower shall repay to the applicable Swingline Lender (or, to the extent required by Section 2.04(c), to the Administrative Agent for the account of the Lenders) each Swingline Loan made by such Swingline Lender on the earlier to occur of (i) the date five (5) Business Days after such Swingline Loan is made and (ii) the Termination Date; provided that on each date that a Borrowing is made, the Borrower shall repay all Swingline Loans that are then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any such outstanding Swingline Loans. At any time that there shall exist a Defaulting Lender, immediately upon the request of the applicable Swingline Lender, the Borrower shall repay the

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outstanding Swingline Loans made by such Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans.
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Fronting Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Fronting Bank resulting from each LC Disbursement made by such Fronting Bank, including the amounts of principal and interest payable and paid to such Fronting Bank from time to time hereunder.
(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender, any Fronting Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and LC Disbursements in accordance with the terms of this Agreement.
(f)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.11.    Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (subject, in the case of any prepayment of a ~~Eurodollar~~SOFR Borrowing, to Section 2.16), subject to prior notice in accordance with paragraph (d) of this Section.
(b)    On the date of any termination of the Commitments, the Borrower shall repay or prepay all outstanding Borrowings. If, as a result of any partial reduction of the Commitments, the total Aggregate Exposure would exceed the Aggregate Commitments after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Borrowings in an amount equal to such excess.
(c)     Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d)    The Borrower shall notify the Administrative Agent (and, in the case of any prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~SOFR Borrowing, not later than ~~11:00 a.m., Los Angeles, California~~2:00 p.m., New York, New York time, three (3) U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than ~~11:00 a.m., Los Angeles, California~~2:00 p.m., New York, New York time, one (1) Business Day before the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than ~~11:00 a.m., Los Angeles, California~~2:00 p.m., New York, New York time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and by any amounts required to be paid pursuant to Section 2.16 in connection with such prepayment.

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SECTION 2.12.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing with December 31, 2021, and on the date on which the Commitment of any Lender terminates. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitment of any Lender shall be deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Loans and such Lender’s LC Exposure (but not to the extent of such Lender’s unfunded participations in outstanding Swingline Loans).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which participation fee shall accrue at a rate per annum equal to the Applicable Margin in effect from time to time for ~~Eurodollar~~SOFR Loans, on the daily aggregate amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the Final Maturity Date applicable to such Lender, and (ii) to each Fronting Bank, for its own account, a fronting fee payable in the amounts and at the times separately agreed upon by the Borrower and such Fronting Bank, as well as such Fronting Bank’s standard fees with respect to the issuance, amendment, renewal, transfer or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees in respect of Letters of Credit shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing with December 31, 2021; provided that all such accrued fees shall also be payable on the date on which the Commitment of any Lender terminates, and any such fees accruing for the account of any Lender after the date on which the Commitment of such Lender terminates shall be payable on demand; provided, further, that upon the occurrence and during the continuance of an Event of Default, the participation fees payable pursuant to clause (i) above shall be increased by 200 basis points per annum. Any other fees payable to any Fronting Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Fronting Bank, in the case of fees payable to any Fronting Bank) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    Interest; Term SOFR Conforming Changes.
(a)    The Borrower shall pay interest on the unpaid principal amount of each Loan (including each Swingline Loan) owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan.
(b)    Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, (i) each ABR Loan shall bear interest at a rate of 2.0% per annum in excess of the rate set forth in paragraph (a) of this Section and (ii) each ~~Eurodollar~~SOFR Loan shall bear interest at a rate of 2.0% per annum in excess of the rate set forth in paragraph (a) of this Section until the Interest Period applicable thereto shall have expired and thereafter at a per annum rate equal to the Applicable Rate for ABR Loans plus 2.0%. In addition, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in paragraph (a) of this Section or (B) in the case of any other amount, 2.0% plus the Applicable Rate for ABR Loans.
(c)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments, and accrued interest on each LC Disbursement shall be payable in arrears on each Interest Payment Date applicable to ABR Loans; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan or LC Disbursement, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any

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~~Eurodollar~~SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the ~~Reference~~Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate~~,~~ or Adjusted ~~LIBO Rate or LIBO Rate~~Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(e)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
SECTION 2.14.    ~~Alternate Rate of Interest. If~~Inability to Determine Rates. Subject to Section 2.22, if, on or prior to the ~~commencement~~first day of any Interest Period for ~~a Eurodollar Borrowing~~any SOFR Loan:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that ~~adequate and reasonable means do not exist for ascertaining the~~ “Term SOFR” or “Adjusted ~~LIBO Rate or LIBO Rate~~Term SOFR”, as applicable, ~~for such Interest Period~~cannot be determined pursuant to the definition thereof; or
(b)    the ~~Administrative Agent is advised by the~~ Required Lenders ~~that the Adjusted LIBO Rate or LIBO Rate~~determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or continuation thereof that Term SOFR or Adjusted Term SOFR, as applicable, for ~~such~~any requested Interest Period ~~will~~with respect to such SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making or maintaining ~~their Loans included in such Borrowing for such Interest Period~~such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent;
~~then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.~~
ARTICLE IVthen, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.
ARTICLE VUpon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b) above, at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. Subject to Section 2.22, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” or “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

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SECTION 2.15.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve~~, assessment, insurance charge~~ (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, any Fronting Bank or the Administrative Agent ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate, where applicable)~~;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender, any Fronting Bank~~,~~ or the Administrative Agent ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~Eurodollar~~ Loans made by such Lender or any Letter of Credit or participation therein;
ARTICLE VIand the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any ~~Eurodollar~~ Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Fronting Bank or the Administrative Agent of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Fronting Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Fronting Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, such Fronting Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Fronting Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Fronting Bank’s capital or on the capital of such Lender’s or such Fronting Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Fronting Bank, to a level below that which such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Fronting Bank’s policies and the policies of such Lender’s or such Fronting Bank’s holding company with respect to capital adequacy and liquidity requirements), then from time to time the Borrower will pay to such Lender or such Fronting Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Fronting Bank or such Lender’s or such Fronting Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or a Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or such Fronting Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Fronting Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Fronting Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Fronting Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or a Fronting Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Fronting Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Fronting Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    ~~Break Funding Payments~~Compensation for Losses. In the event of (a) the payment of any principal of any ~~Eurodollar~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default and the acceleration of the maturity of the Loans), (b) the conversion of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Loan or LC Disbursement on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), (d) the assignment of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by

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the Borrower pursuant to Section 2.19, or (e) the revocation of any notice of prepayment pursuant to Sections 2.08 and 2.11, then, in any such event, the Borrower shall compensate each applicable Lender for ~~the~~any loss, cost and expense attributable to such event~~. In the case of a Eurodollar Loan, such~~, including any loss, cost or expense ~~to any applicable Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market~~arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17.    Taxes.
(a)    Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Fronting Bank, and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or a Fronting Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or a Fronting Bank, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI (or any successor form);
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by a completed withholding statement and an applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable version of IRS Form W-8), a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (or any successor forms); provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be

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requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent any such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any non-U.S. laws and other guidance relating to an applicable intergovernmental agreement for the implementation of FATCA.
ARTICLE VIIEach Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursements of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to ~~10:00 a.m., Los Angeles, California~~1:00 p.m., New York, New York time, on the date when due, in immediately available funds, without set-off, counterclaim, recoupment or deduction of any kind. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices located at ~~445 South Figueroa Street, Los Angeles, California 90071~~1221 Avenue of the Americas, New York, New York 10020 (or such other office as the Administrative Agent shall from time to time designate to the Borrower), except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any fees payable pursuant to Section 2.12 or any payment accruing interest, such fees and such

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interest shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in the LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Fronting Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Fronting Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and each of the Fronting Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Fronting Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e) or (f), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(f)    The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans, as applicable, and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan or, as applicable, to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its applicable Loan, to purchase its participations, as applicable, or to make its payment under Section 9.03(c).
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower

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hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender defaults in its obligation to fund Loans hereunder or is otherwise a Defaulting Lender, (iv) any Lender is a Declining Lender or (v) any Lender has not consented to a proposed amendment, waiver or modification under this Agreement that requires the consent of all Lenders and which has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent and each Fronting Bank, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.20.    Illegality. ~~Notwithstanding any other provision of this Agreement, if any Change in~~If any Lender determines that any Law ~~makes~~has made it unlawful, or that any Governmental Authority ~~asserts~~has asserted that it is unlawful, for any Lender ~~to perform its obligations hereunder to make, continue or convert into Eurodollar Loans~~or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, ~~on~~upon notice thereof ~~and demand therefor~~ by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) ~~the~~any obligation of ~~such Lender to make, continue or convert into Eurodollar Loans shall be suspended until the Administrative Agent notifies the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (b) the Borrower shall forthwith prepay in full all Eurodollar Loans of such Lender then outstanding, together with accrued and unpaid interest thereon, unless the Borrower, within five (5) Business Days of such notice and demand, converts all Eurodollar Loans of all Lenders then outstanding into ABR Loans in accordance with the terms hereof.~~ the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.
SECTION 2.21.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment

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of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Fronting Banks or Swingline Lenders hereunder; third, if so determined by the Administrative Agent or requested by any Fronting Bank, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participations in any Letters of Credit; fourth, to the payment of any amounts owing to the Lenders, the Swingline Lenders or the Fronting Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Swingline Lender or any Fronting Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; sixth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided that if such payment is a payment of the principal amount of any LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay LC Disbursements owed to the applicable Fronting Banks on a pro rata basis (or, to the extent that the non-Defaulting Lenders have reimbursed such Fronting Banks for such LC Disbursements, to the non-Defaulting Lenders on a pro rata basis) prior to being applied to the payment of any LC Disbursements owed to such Defaulting Lender; and provided, further, that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the applicable Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Swingline Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section ~~2.20~~2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto.
(iii)    Certain Fees. Such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.12(a) or any participation fee pursuant to Section 2.12(b), in each case for any period during which it is a Defaulting Lender.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender under this Agreement, for purposes of computing the amount of the obligation of each non-Defaulting Lender hereunder to acquire or fund participations in Letters of Credit pursuant to Section 2.05(e) (including, without limitation, for purposes of determining the amount of participation fees payable to such non-Defaulting Lender pursuant to Section 2.12(b)) and Swingline Loans pursuant to Section 2.04(c), the “Applicable Percentage” of each non-Defaulting Lender hereunder shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists, and (B) the obligation of each non-Defaulting Lender to acquire or fund participations in Letters of Credit and Swingline Loans at any time shall not exceed the unused positive difference, if any, of (1) the Commitment of such non-Defaulting Lender minus (B) the Aggregate Exposure of such non-Defaulting Lender at such time.
(v)     Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Fronting Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.21(d).
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lenders and the Fronting Banks agree in writing in their sole discretion that a Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, take such action as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender, provided

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that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(c)    Swingline Loans. So long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan.
(d)    Cash Collateral. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or any Fronting Bank, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.21(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Fronting Banks and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to this subsection (c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this subsection (c), Section 2.21(a)(ii) or Article VII in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.04(b)(iv)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral, provided that (x) any Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default (and following application as provided in this subsection (c) may, during the continuance of an Event of Default, be otherwise applied in accordance with Article VII), and (y) the Person providing Cash Collateral and the Fronting Banks may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
SECTION 2.22.    ~~Effect of~~ Benchmark ~~Transition Event~~Replacement Setting.
~~(a)    Benchmark Replacement.~~
(~~i~~a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, ~~if~~upon the occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of~~ the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark~~, then (x) if~~ with a Benchmark Replacement ~~is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after~~. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a

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Benchmark Replacement pursuant to this Section 2.22(a) will occur prior to the applicable Benchmark Transition Start Date.
~~(ii)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.~~
(b)     Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time ~~(~~in consultation with the Borrower ~~and substantially consistent with prevailing market convention and business practices of the Administrative Agent)~~ and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)     Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii) the~~the implementation of any Benchmark Replacement~~,~~ and (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to ~~paragraph~~ Section 2.22(d) ~~below~~ and (~~v~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.22, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.22.
(d)     Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)     Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing, or any conversion ~~into~~to or continuation of ~~Eurodollar~~SOFR Loans, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion ~~into or continuation of ABR Loans, as~~ to ABR Loans and any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

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~~(f)     London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to paragraph (c) of this Section 2.22 shall be deemed satisfied.~~
~~(g)     No Liability of Administrative Agent. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.~~
~~(h)    Certain Defined Terms. As used in this Section 2.22:~~
~~“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) if the then-current Benchmark is not a term rate, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (d) of this Section 2.22.~~
~~“Benchmark” shall mean, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Section 2.22.~~
~~“Benchmark Replacement” shall mean, for any Available Tenor,~~
~~(a)     with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~
~~(1)     the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~
~~(2)     the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment; or~~
~~(3)     the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;~~
~~(b)     with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; or~~
~~(c)    with respect to any Other Benchmark Rate Election, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;~~

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~~provided that, in the case of clause (a)(1) or clause (b) above, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3), clause (b) or clause (c) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~
~~“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1)     for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement; or~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;~~
~~(2)     for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;~~
~~(3)     for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate; and~~
~~(4)    for purposes of clause (c) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;~~
~~provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with this Section 2.22 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.~~
~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower and substantially consistent with prevailing market convention and business practices of the Administrative Agent) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the~~

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~~administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower and substantially consistent with prevailing business practices of the Administrative Agent) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~
~~“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:~~
~~(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);~~
~~(2)     in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;~~
~~(3)     in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided a Term SOFR Notice to the Lenders and the Borrower pursuant to paragraph (a)(ii) of this Section 2.22; or~~
~~(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~
~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~
~~“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:~~
~~(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~
~~(2)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or~~
~~(3)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.~~
~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~

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~~“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.22 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.22.~~
~~“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
~~“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in consultation with the Borrower and substantially consistent with prevailing market convention and business practices of the Administrative Agent.~~
~~“Early Opt-in Election” shall mean, if the then-current Benchmark is USD LIBOR, the occurrence of:~~
~~(1)     a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)     the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
~~“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~
~~“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
~~“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
~~“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~
~~“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.~~
~~“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

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~~“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~
~~“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
~~“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
~~“Term SOFR Notice” shall mean a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~
~~“Term SOFR Transition Event” shall mean the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.22 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~
~~“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~
~~“USD LIBOR” shall mean the London interbank offered rate for U.S. dollars, as initially contemplated by the definition of “LIBO Rate” contained in Section 1.01~~
SECTION 2.23.    Sustainability Adjustments.
(a)    Following the delivery of a Pricing Certificate in respect of the most recently ended calendar year and the publication (or delivery through an intranet website) of the Annual KPI Report for such calendar year, (i) the Applicable Margin shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Aggregate KPI Margin Adjustment as set forth in such Pricing Certificate in the manner and at the times described in this Section 2.23, and (ii) the Commitment Fee Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Aggregate KPI Fee Adjustment as set forth in such Pricing Certificate in the manner and at the times described in this Section 2.23. For purposes of the foregoing, (A) each of the Aggregate KPI Margin Adjustment and the Aggregate KPI Fee Adjustment shall be effective as of the fifth (5th) Business Day following the later to occur of (x) the receipt by the Administrative Agent of a Pricing Certificate delivered pursuant to Section 2.23(f) and (y) the date on which the Annual KPI Report for the applicable calendar year is publicly disclosed, based upon the KPI Metrics set forth in such Pricing Certificate and the calculations of the Aggregate KPI Margin Adjustment and the Aggregate KPI Fee Adjustment, as applicable, therein (such day, the “Sustainability Pricing Adjustment Date”) and (B) each change in the Applicable Margin and the Commitment Fee Rate resulting from a Pricing Certificate and the Aggregate KPI Margin Adjustment and the Aggregate KPI Fee Adjustment related thereto shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate for the immediately following period, the last day such Pricing Certificate for such following period could have been delivered pursuant to the terms of Section 2.23(f)).

(b)    For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any calendar year. It is further understood and agreed that the Applicable Margin will never be reduced or increased by more than 5.0 basis points and the Commitment Fee Rate will never be reduced or increased by more than 1.0 basis point, in each case pursuant to the Aggregate KPI Margin Adjustment or the Aggregate KPI Fee Adjustment, as applicable, during any calendar year. For the avoidance of doubt, any adjustment to the Applicable Margin or Commitment Fee Rate by reason of application of one or several KPI Metrics in any calendar year shall not be cumulative year-over-year. Each applicable adjustment shall apply only during the applicable period set forth in Section 2.23(a)(ii)(B).

(c)    It is hereby understood and agreed that if no Pricing Certificate has been delivered by the Borrower within the period set forth in Section 2.23(f), the Aggregate KPI Margin Adjustment will be positive 5.0

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basis points and the Aggregate KPI Fee Adjustment will be positive 1.0 basis point commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 2.23(f) and continuing until the Borrower delivers a Pricing Certificate to the Administrative Agent.

(d)    If (i)(A) an Authorized Officer of the Borrower or any Lender becomes aware of any material inaccuracy in any KPI Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in the case of any Lender, such Lender delivers, not later than five (5) Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each other Lender and the Borrower), or (B) the Borrower and the Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of any KPI Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Margin and the Commitment Fee Rate for any period, the Borrower shall be obligated to pay to the Administrative Agent, for the account of the applicable Lenders (including, without limitation, the Swingline Lenders), as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender), but in any event within ten (10) Business Days after the Borrower has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid by the Borrower for such period over (2) the amount of interest and fees actually paid by the Borrower for such period. If an Authorized Officer of the Borrower becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the KPI Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Margin and the Commitment Fee Rate for any period, then, upon receipt by the Administrative Agent of notice from the Borrower of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of such KPI Adjustment or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Margin and the Commitment Fee Rate shall be adjusted to reflect the corrected calculations of such KPI Adjustment or the KPI Metrics, as applicable.

(e)    It is understood and agreed that any Pricing Certificate Inaccuracy (and any consequences thereof) shall not constitute a Default or Event of Default, provided, that the Borrower complies with the terms of this Section 2.23 with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, (i) any additional amounts required to be paid pursuant the immediately preceding paragraph shall not be due and payable until the date that is ten (10) Business Days after a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (ii) any nonpayment of such additional amounts prior to or upon the date that is ten (10) Business Days after such written demand for payment by the Administrative Agent shall not constitute a Default (whether retroactively or otherwise) or Event of Default and (iii) none of such additional amounts shall be deemed overdue prior to such date that is ten (10) Business Days after such written demand nor shall such additional amounts accrue interest pursuant to Section 2.13(b) prior to such date that is ten (10) Business Days after such written demand.

(f)    No later than five (5) Business Days following the publication of the Annual KPI Report for any calendar year (commencing with the Annual KPI Report for the calendar year ending December 31, 2021), and in any event no earlier than April 1st and no later than June 30th of each calendar year (such date, the “Pricing Certificate Delivery Date”) (commencing with June 30, 2022), the Borrower shall deliver to the Administrative Agent a Pricing Certificate for the most recently-ended calendar year; provided, that, (i) such Pricing Certificate may be marked “confidential” and may be delivered to the Administrative Agent on, prior to, or after the date on which the Annual KPI Report is publicly disclosed (provided, that, for the avoidance of doubt, the Administrative Agent shall be permitted to share the Pricing Certificate with the Lenders) and (ii) for any calendar year the Borrower may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate on or prior to the Pricing Certificate Delivery Date shall result in the Aggregate KPI Margin Adjustment and the Aggregate KPI Fee Adjustment being applied as set forth in Section 2.23(c)).

(g)    Each party hereto hereby agrees that neither the Administrative Agent nor any Co-Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any KPI Adjustment (or any of the data or computations

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that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent and Co-Sustainability Structuring Agents may rely conclusively on any such certificate, without further inquiry).

(h)    To the extent that each of the Co-Sustainability Structuring Agents ceases to be a Lender, the Borrower will use commercially reasonable efforts to seek to appoint one or more other Persons (each of which shall be a Lender) to fulfill the role of a Co-Sustainability Structuring Agent.

(i)    Notwithstanding the foregoing provisions of this Section 2.23 or any other provision to the contrary contained in this Agreement or any other Loan Document, after October 15, 2026, (i) this Section 2.23, (ii) the adjustments to the Applicable Margin and Commitment Fee Rate set forth in this Section 2.23 (including any such adjustments then in effect that were made pursuant to Section 2.23(a) or Section 2.23(c), as applicable, based on the most recent Pricing Certificate delivered (or that the Borrower failed to deliver) pursuant to Section 2.23(f)), and (iii) the reporting requirements (including the requirement to deliver a Pricing Certificate) contained in this Section 2.23, shall terminate and be of no further force or effect; provided, however, that Sections 2.23(d) and 2.23(e) (including the obligations of the Borrower pursuant to such Sections with respect to any Pricing Certificate Inaccuracy) shall survive such termination and remain in full force and effect at all times following such date.
ARTICLE III
Representations and Warranties
ARTICLE VIIIThe Borrower represents and warrants to the Administrative Agent, the Lenders and the Fronting Banks that:
SECTION 3.01.    Organization; Powers. The Borrower and each of its Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership, limited liability company or other applicable organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within the Borrower’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such approvals of the ACC (including, without limitation, the ACC Order) that have been obtained and are in full force and effect, (b) will not violate any Requirement of Law, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.
SECTION 3.04.    Financial Condition; No Material Adverse Change.
(a)    The audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2020 and the most recent financial statements delivered by the Borrower pursuant to Section 5.01(a) or (b), in each case, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements delivered pursuant to Section 5.01(a). Neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which, in any case, is material to the Borrower and its Consolidated Subsidiaries, taken as a whole, and which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 2020 to and including the Effective Date there has been no sale, transfer or other disposition by the Borrower or any

~~104486778_2~~104486778_9

of its Consolidated Subsidiaries of any part of its business or property, and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), which, in either case, is material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole at December 31, 2020.
(b)    Except to the extent that any specific change is explicitly disclosed in the Disclosure Documents, since December 31, 2020, there has been no material adverse change in the financial condition, results of operations, business or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.
SECTION 3.05.    Properties.
(a)    Other than as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, and enjoys peaceful and undisturbed possession of, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    Each of the Borrower and its Consolidated Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters.
(a)    Except as explicitly disclosed in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.
(b)    Except as explicitly disclosed in the Disclosure Documents, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)    Except as explicitly disclosed in the Disclosure Documents, there has been no change in the status of any matters disclosed in the Disclosure Documents that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07.    Compliance with Laws and Agreements. Except as explicitly disclosed in the Disclosure Documents, each of the Borrower and its Consolidated Subsidiaries is in compliance with all Requirements of Law, including the Fair Labor Standards Act, the Americans with Disabilities Act, the FCPA and Anti-Terrorism Laws, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08.    Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
SECTION 3.09.    Investment Company Status.
(a)    Neither the Borrower nor any of its Consolidated Subsidiaries is an “investment company” or a company “controlled” by an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(b)    The Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board and Requirements of Law pertaining to utility regulation) which limits its ability to incur Indebtedness.

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SECTION 3.10.    Taxes. Each of the Borrower and its Consolidated Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.12.    Disclosure.
(a)    The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent, any Lender or any Fronting Bank in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with, other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and notes that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time.
(b)    The information included in any Beneficial Ownership Certification delivered by the Borrower to the Administrative Agent or any Lender is true and correct in all respects at the time furnished.
SECTION 3.13.    Solvency. The Borrower is Solvent.
SECTION 3.14.    Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.
SECTION 3.15.    Anti-Terrorism Laws; OFAC.
(a)    None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of its Covered Affiliates or any of the respective officers, directors, employees, brokers or agents of the Borrower, such Subsidiary or such Covered Affiliate is in violation of any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Patriot Act.
(b)    None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of its Covered Affiliates or any of the respective officers, directors, employees, brokers or agents of the Borrower, such Subsidiary or such Covered Affiliate, is an Embargoed Person.
(c)    None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of its Covered Affiliates or any of the respective officers, directors, employees, brokers or agents of the Borrower, such Subsidiary or such Covered Affiliate (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of an Embargoed Person, (ii) deals in, or otherwise

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engages in any transaction relating to, any property or interest in property blocked pursuant to any Anti-Terrorism Law or Sanctions, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Sanctions.
(d)    No broker or other agent (other than the Arrangers in connection with the syndication of the credit facilities established by this Agreement) is acting for the benefit of the Borrower or, to the knowledge of the Borrower, any of its Covered Affiliates, or benefiting in any capacity, in each case in connection with the Loan Documents.
SECTION 3.16.    Anti-Corruption Laws. None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any of its Covered Affiliates or any of the respective officers, directors, employees, brokers, agents or other Person acting on behalf of the Borrower, such Subsidiary or such Covered Affiliate, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA or any other applicable Anti-Corruption Law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable Anti-Corruption Law. The Borrower and its Subsidiaries have conducted their businesses in all material respects in compliance with Anti-Corruption Laws and Sanctions and have instituted and maintain and will enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents.
SECTION 3.17.    Affected Financial Institution. The Borrower is not an Affected Financial Institution.
ARTICLE IV
Conditions Precedent
SECTION 4.01.    Effective Date. This Agreement and the obligations of the Lenders to make Loans and acquire participations in Letters of Credit and Swingline Loans, the obligations of the Fronting Banks to issue Letters of Credit hereunder, and the agreement of the Swingline Lenders to make Swingline Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Todd C. Hixon, Esq., General Counsel for the Borrower, substantially in the form of Exhibit B-1, and (ii) Morgan, Lewis & Bockius LLP, New York counsel for the Borrower, substantially in the form of Exhibit B-2, and covering such other matters relating to the Borrower, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    The conditions set forth in paragraphs (b) and (c) of Section 4.02 shall be satisfied, and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by an Authorized Officer, confirming compliance with such conditions as of the Effective Date.
(e)    The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date (including, without limitation, (i) all upfront fees for the account of the Lenders and (ii) all fees payable by the Borrower to the Administrative Agent and the Arrangers with respect to the Transactions pursuant to those certain fee letter agreements, each dated September 15, 2021) and, to the extent invoiced at least three (3) Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

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(f)     The Administrative Agent shall have received copies of (i) all ACC orders (including, without limitation, the ACC Order) authorizing the Transactions and (ii) the Indenture (including all supplements and amendments thereto), in each case, certified by an authorized officer of the Borrower as being true, correct and complete copies thereof and as being in full force and effect.
(g)    The Borrower and its Subsidiaries shall not have any indebtedness or preferred stock outstanding other than (a) the Obligations and (b) the Indebtedness described in the Disclosure Documents.
(h)    All requisite Governmental Authorities (including, without limitation, the ACC and all other regulatory authorities) and third parties shall have approved or consented to this Agreement and the other Loan Documents and the other transactions contemplated hereby and thereby to the extent required, no stay of any applicable regulatory approval shall have been issued and there shall be no litigation or other governmental, administrative or judicial action, actual or, to the knowledge of the Borrower, threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Agreement and the other Loan Documents or the Transactions.
(i)    To the extent requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Effective Date, the Borrower shall have provided to the Administrative Agent or such Lender all documentation and other information that the Administrative Agent or such Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case at least three (3) Business Days prior to the Effective Date.
(j)    The Capital Stock of the Borrower (to the extent owned by UNS Energy, which owns all Capital Stock of the Borrower) shall all be free and clear of any Liens.
(k)    At least three (3) Business Days prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification.
(l)    The Borrower shall have paid to the Administrative Agent, for the account of the Lenders, and to the Fronting Banks (as applicable), in immediately available funds, all unpaid interest, commitment fees, Letter of Credit participation fees and fronting fees, in each case, that is accrued to but excluding the Effective Date under the Existing Credit Agreement.
(m)    UNS Energy shall have repaid the outstanding principal amount of all loans under the UNS Energy Credit Agreement, together with all accrued and unpaid interest thereon and all fees, costs, expenses and other amounts payable thereunder, in full, and shall have terminated (or caused to be terminated) all letters of credit issued thereunder. The UNS Energy Credit Agreement and all related loan documents shall have been terminated.
SECTION 4.02.    Each Credit Event. The obligation of a Fronting Bank to issue a Letter of Credit (or to issue any amendment of a Letter of Credit having the effect of extending the stated expiration date thereof, increasing the amount available for drawing thereunder or otherwise altering any of the material conditions thereof), and the obligation of each Lender (including each Swingline Lender) to make a Loan on the occasion of any Borrowing that increases the amount of the Loans of any Lender outstanding, shall be subject to the satisfaction of the following conditions:
(a)    The Administrative Agent (and, if applicable, the applicable Swingline Lender) shall have received a Borrowing Request with respect to any such Borrowing.
(b)    The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents (other than, with respect to any such issuance or Borrowing made after the Effective Date, the representations and warranties set forth in Sections 3.04(b), 3.06(a)(i) and 3.06(c)) shall be true and correct on and as of the date of such issuance or Borrowing, as the case may be, both before and after giving effect thereto and (in the case of any Borrowing) to the application of the proceeds thereof, as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date).
(c)    At the time of and immediately after giving effect to such issuance or Borrowing (as the case may be), no Default or Event of Default shall have occurred and be continuing.
Each Borrowing that increases the amount of the Loans of any Lender outstanding and each issuance of a Letter of Credit (or any amendment of a Letter of Credit having the effect of extending the stated expiration thereof, increasing the amount available for drawing thereunder or otherwise altering any of the material

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terms or conditions thereof) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.
ARTICLE V
Affirmative Covenants
ARTICLE IXUntil the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder and under the other Loan Documents have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed in full, the Borrower covenants and agrees with the Administrative Agent, the Fronting Banks and the Lenders that:
SECTION 5.01.    Financial Statements; Ratings Changes and Other Information. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will, promptly after its receipt thereof, forward such copies to the Lenders):
(a)    as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, or fifteen (15) days after the date on which its quarterly report for such fiscal quarterly period is to be filed with the SEC in order to have been considered filed on a timely basis, whichever is later, consolidated statements of income of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries from the beginning of the applicable fiscal year to the end of such period and the related consolidated balance sheets as of the end of such period, setting forth in each case in comparative form (i) in the case of such consolidated statements of income and consolidated statements of cash flows, the corresponding consolidated figures for the corresponding period in the preceding fiscal year and (ii) in the case of such consolidated balance sheets, the corresponding consolidated figures as of the end of the immediately preceding fiscal year, accompanied by a certificate of an Authorized Officer, which certificate shall state that the financial statements fairly present in all material respects the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes);
(b)    as soon as available and in any event within one hundred and five (105) days after the end of each fiscal year of the Borrower, or fifteen (15) days after the date on which its annual report for such fiscal year is to be filed with the SEC in order to have been considered filed on a timely basis, whichever is later, consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as of the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion of independent public accountants of recognized national standing selected by the Borrower, which opinion shall not contain any qualification or exception as to the scope of such audit and shall state that the consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, such fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted);
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of an Authorized Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05 (including, without limitation, a listing of any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries that has been disregarded for purposes of the determination of Consolidated Total Indebtedness pursuant to the proviso contained in the definition thereof set forth in Section 1.01) and (iii) if not otherwise disclosed in such financial statements or any such prior financial statements or certificates, stating whether any change in GAAP or in the application thereof has occurred since December 31, 2020 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    promptly upon their becoming available, copies of all registration statements (other than on Form S-8 or any successor form) and regular periodic reports, if any, that the Borrower shall have filed pursuant to Section 13(a) or 15 of the Exchange Act with the SEC (or any governmental agency substituted therefor) or filed with any national securities exchange;
(e)    promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(f)    promptly upon their becoming available, copies of all current reports on Form 8-K filed by the Borrower with the SEC, and all similar reports filed with any national securities exchange;

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(g)    as soon as practicable and in any event within five (5) Business Days after the Borrower receives written notice of an upgrading or a downgrading of the Index Debt by any Rating Agency, a notice of such upgrading or downgrading;
(h)    promptly upon their becoming available, copies of (i) any supplemental indentures or other amendments or modifications to the Indenture; and any notices of defaults under the Indenture or acceleration of any debentures, notes or other securities issued thereunder; (ii) notices of default under the documentation for any Sale Leaseback of the Borrower or any Consolidated Subsidiary, any notices of non-payment of rent or any other material amounts owing under any such Sale Leaseback documentation and any notices of acceleration of any amounts due under any such Sale Leaseback documentation; and (iii) any written notices from the ACC of non-compliance by the Borrower or any of its Consolidated Subsidiaries with any material ACC decision or with any other rules, regulations or orders of the ACC, and any written notices of any extraordinary audit or investigation by the ACC into the business, affairs or operations of the Borrower or any of its Consolidated Subsidiaries;
(i)    if requested by the Administrative Agent, concurrently with any delivery of financial statements under clause (a) or (b) above, consolidating statements of income and cash flows for the applicable periods and the consolidating balance sheets as of the end of such periods, accompanied (i) in the case of a delivery of financial statements under clause (a) above, by a certificate of an Authorized Officer, which certificate shall state that such financial statements fairly present in all material respects the consolidating financial condition and results of operations, as the case may be, of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, the applicable period (subject to normal year-end audit adjustments), and (ii) in the case of a delivery of financial statements under clause (b) above, by (A) a certificate of an Authorized Officer, which certificate shall state that such consolidating financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of the end of, and for, the applicable fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted), and (B) a certificate of the independent public accountants referred to in clause (b) above, which certificate should state that such consolidating financial statements are the consolidating financial statements that served as the basis for the audited consolidated financial statements in respect of which such accountants delivered the opinion referred to in such clause (b); and
(j)    promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with (A) applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws or (B) the Beneficial Ownership Regulation.
ARTICLE XSo long as the Borrower files periodic reports under the Exchange Act and the financial statements contained in any quarterly or annual reports filed with the SEC are prepared in accordance with the Exchange Act and the rules and regulations promulgated thereunder, such financial statements may be delivered by the Borrower in satisfaction of its obligations to deliver consolidated financial statements pursuant to clauses (a) or (b), as the case may be, of this Section 5.01.
SECTION 5.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $40,000,000;
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(e)    any change in the information provided in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification.

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ARTICLE XIEach notice delivered under this Section shall be accompanied by a statement of an Authorized Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. The Borrower will, and will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.
SECTION 5.04.    Payment of Obligations. The Borrower will, and will cause each of its Consolidated Subsidiaries to, pay its obligations, including Tax liabilities and assessments (including water assessments by the Arizona State Land Department), that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by and otherwise in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Consolidated Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided that the Borrower or any of its Consolidated Subsidiaries may discontinue the operation of any of its properties to the extent, in the judgment of the Borrower, it is no longer advisable to operate such property, or to the extent the Borrower or such Subsidiary intends to sell or otherwise dispose of such property, which disposition is not prohibited by Section 6.03; and (b) maintain, with financially sound and reputable insurance companies, or through its own program of self-insurance, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06.    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities, all in accordance with customary and prudent business practices. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, and, subject to contractual or statutory limitations regarding confidential or proprietary information, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.07.    Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, ERISA and Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective officers, directors, employees and agents with the FCPA and any other applicable Anti-Corruption Laws. The Borrower will provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
SECTION 5.08.    Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit will be used only for general corporate purposes of the Borrower not in contravention of any Requirement of Law or of any Loan Document. No part of the proceeds of any Loan or of any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X.
SECTION 5.09.    Environmental Laws.
(a)    The Borrower will, and will cause each of its Consolidated Subsidiaries to, comply with, and use commercially reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and will, and will cause each of its Consolidated Subsidiaries to, obtain and comply with and maintain, and use commercially reasonable efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

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(b)    The Borrower will, and will cause each of its Consolidated Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except to the extent that the failure to take such actions could not reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.10.    Sanctions; Anti-Corruption Laws; Anti-Terrorism Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries, and their respective directors, officers, employees and agents, with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
SECTION 5.11.    Further Assurances. The Borrower will, and will cause each of its Consolidated Subsidiaries to, execute any and all further documents, agreements and instruments, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Borrower.
ARTICLE VI
Negative Covenants
ARTICLE XIIUntil the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts payable hereunder and under the other Loan Documents have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Liens. The Borrower will not, and will not permit any of its Significant Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any of its assets or properties (real, personal or mixed, of whatever kind or nature and wherever located, and whether now owned or hereafter acquired by the Borrower or any Significant Subsidiary, including, without limitation, any income or proceeds therefrom, but excluding any Excepted Property) to secure any Securities (as defined in the Indenture) or any other Indebtedness (other than Permitted Secured Debt), whether pursuant to Section 605 of the Indenture or otherwise, unless the Borrower shall make effective provision whereby the Loans, the LC Disbursements and all other Obligations are secured equally and ratably with such Securities or such other Indebtedness, as the case may be (for so long as such Securities or such other Indebtedness, as the case may be, are so secured), pursuant to documentation (including, without limitation, to the extent deemed necessary or advisable by the Administrative Agent, an intercreditor agreement) in form and substance satisfactory to the Administrative Agent and the Required Lenders, together with such certificates, legal opinions and other documents as may be reasonably requested by the Administrative Agent in connection therewith.
SECTION 6.02.    Fundamental Changes.
(a)    The Borrower will not, and will not permit any of its Significant Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) its assets as an entirety or substantially as an entirety, or all or substantially all of the Capital Stock of any of its Significant Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:
(i)    any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;
(ii)    any Significant Subsidiary may merge with or into or consolidate with any other Person in a transaction in which the surviving entity is a Significant Subsidiary;
(iii)    any Significant Subsidiary may transfer its assets as an entirety or substantially as an entirety, or all or substantially all of the Capital Stock of any of its Significant Subsidiaries, in a transaction permitted under Section 6.03; and
(iv)    the Borrower may merge with or into or consolidate with or transfer its assets as an entirety or substantially as an entirety to any Person, so long as (A) immediately prior to and immediately after giving effect to such merger, consolidation or transfer, the Person with or into which the Borrower shall ultimately merge or consolidate or to whom the Borrower shall ultimately transfer its assets as an entirety or substantially as an entirety is in the Utility Business; (B) the Required Lenders shall have

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determined (so long as such determination is exercised in good faith and after consultation with the Borrower) that the rating of the senior unsecured long-term Indebtedness of the surviving Person of any such merger, consolidation or transfer of assets that is not guaranteed and does not benefit from any other credit enhancement shall be at least BBB- or higher by S&P and Baa3 or higher by Moody’s (unless the requirements of this clause (B) shall have been waived by the Required Lenders); provided that the requirement of this clause (B) shall be deemed to have been satisfied if, prior to the consummation of any such merger, consolidation or transfer, the Borrower shall have delivered written evidence from each such Rating Agency to the effect that, upon such merger, consolidation or transfer, the applicable rating of such surviving Person would be equal to or higher than the ratings specified in this clause (B); (C) in the case of any merger or consolidation or transfer of assets in which the Borrower is not the surviving corporation, the Person formed by any such consolidation or transfer of assets or into which the Borrower shall be merged or consolidated or to which such assets are transferred shall have executed an agreement in form reasonably satisfactory to the Administrative Agent containing an assumption by the surviving Person of the due and punctual performance of each obligation, agreement, covenant and condition of each of the Loan Documents to be performed or complied with by the Borrower; and (D) the Administrative Agent shall have received an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the due authorization, execution, delivery, validity and enforceability of the assumption agreement referred to in clause (C) of this Section 6.02(a)(iv) and such other matters as the Required Lenders may reasonably require.
(b)    The Borrower will not, and will not permit any of its Significant Subsidiaries to, engage to any material extent in any business other than the Utility Business.
SECTION 6.03.    Sale of Assets.
(a)    The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, or enter into any Sale Leaseback with respect to, any of its property, business or assets (including leasehold interests), whether now owned or hereafter acquired, except:
(i)    inventory and other property in the ordinary course of business;
(ii)    sales of accounts receivable;
(iii)    property in connection with any securitization (e.g., stranded costs) or sale of assets required by law;
(iv)    the Borrower and its Consolidated Subsidiaries may sell, transfer or otherwise dispose of other assets in transactions not permitted under any of clauses (i), (ii) and (iii) above; provided that the aggregate book value of all assets sold, transferred or otherwise disposed of by the Borrower and its Consolidated Subsidiaries pursuant to this clause (iv) during the term of this Agreement shall at no time exceed in the aggregate 15% of the consolidated assets of the Borrower as set forth in the most recent balance sheet of the Borrower delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) hereof; and
(v)    any sale of the Borrower’s assets as an entirety or substantially as an entirety in accordance with Section 6.02, provided that any assets of the Borrower not included in such sale shall be deemed to have been disposed of in a transaction subject to the limitations of this Section 6.03, including the percentage limitation set forth in clause (iv) above;
ARTICLE XIIIprovided, that any Consolidated Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets to the Borrower or any other Consolidated Subsidiary. Investments by the Borrower and the Consolidated Subsidiaries in, and contributions by the Borrower and the Consolidated Subsidiaries to, Consolidated Subsidiaries shall be deemed not to constitute transfers of assets subject to the limitations of this Section 6.03 to the extent such investments or contributions are made in cash.
(b)    Without limitation of subsection (a) above, the Borrower will not, and will not permit any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, or enter into any Sale Leaseback with respect to, all or substantially all of its generating assets (including leasehold interests), whether now owned or hereafter acquired, except as required by applicable law.
SECTION 6.04.    Restricted Payments.
(a)    The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment at any time that any Default has occurred and is continuing or would occur as a result of such action, except that (i) the Borrower may declare and pay dividends with respect to its capital stock payable

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solely in additional shares of its common stock and (ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.
(b)    The Borrower will not, and will not permit any Consolidated Subsidiary to, directly or indirectly, purchase or acquire any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or otherwise acquire any other interest in, any Affiliate of the Borrower (other than a Consolidated Subsidiary) (each of the foregoing, an “Affiliate Investment”), at any time that a Default has occurred and is continuing or, as a result of the making of such Affiliate Investment, would occur or would be deemed to occur pursuant to the next sentence. For purposes of determining whether a Default would be deemed to occur under Section 6.05 as a result of an Affiliate Investment, the applicable computations shall be made as if the Affiliate Investment were a dividend and did not result in the creation of any asset.
SECTION 6.05.    Leverage Ratio. The Borrower will not permit the ratio of (a) Consolidated Total Indebtedness at the end of any fiscal quarter, commencing with the fiscal quarter ended September 30, 2021, to (b) Consolidated Total Capitalization at the end of such fiscal quarter, to be greater than 0.65 to 1.0.
SECTION 6.06.    Transactions with Affiliates. The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates which are not Consolidated Subsidiaries, except, subject to Section 6.03 and the other terms and conditions contained in this Agreement and the other Loan Documents, (a) at prices and on terms and conditions (i) not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or (ii) as approved by the ACC or the Federal Energy Regulatory Commission, (b) transactions between or among the Borrower and the Consolidated Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.04(a), (d) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies, (e) tax sharing arrangements on customary terms for similarly situated companies, (f) customary fees paid to members of the board of directors of the Borrower and the Consolidated Subsidiaries who are not officers of the Borrower or any Subsidiary and (g) transactions to acquire, either through asset purchases, mergers or purchases of Capital Stock, the business and operations of Southwest Energy Solutions, Inc.
SECTION 6.07.    Anti-Corruption Laws; Sanctions. The Borrower will not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds or any Letter of Credit to any Subsidiary, other Affiliate of the Borrower, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, (b) to fund or facilitate any activities of or business or transaction with any Embargoed Person or any activities or business in any Sanctioned Country, or (c) in any other manner that would result in a violation of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury, any EU member state or other relevant sanctions authority (collectively, “Sanctions”) by any Person (including, without limitation any Person participating in the Loans or Letters of Credit, whether as Lender, Fronting Bank, underwriter, advisor, investor or otherwise).
ARTICLE VII
Events of Default
ARTICLE XIVIf any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, subject in the case of any such reimbursement obligation to a grace period of two (2) days;
(b)    (i) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days; or (ii) the Borrower shall fail to deposit, post, deliver or otherwise furnish Cash Collateral when required to do so pursuant to the terms of this Agreement, and such failure shall continue unremedied for a period of five (5) days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Consolidated Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant

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to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (other than, for the avoidance of doubt, any Pricing Certificate Inaccuracy; provided that the Borrower complies with Section 2.23(d) with respect to such Pricing Certificate Inaccuracy);
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI;
(e)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)    the Borrower or any Significant Subsidiary shall fail to make any payment of principal (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption (other than pursuant to provisions permitting the tendering of such Indebtedness from time to time for repurchase or redemption without regard to the occurrence or non-occurrence of any event or condition) or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $40,000,000 shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Significant Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect;
(m)    any Change in Control shall occur; or
(n)    any material provision of this Agreement or any other Loan Document to which the Borrower is a party shall for any reason, except to the extent permitted by the express terms hereof or thereof, cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so assert in writing;
ARTICLE XVthen, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, in each case by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Aggregate Commitments, and thereupon the Aggregate Commitments shall terminate immediately, (ii) declare the Loans and LC Disbursements then outstanding

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to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans and LC Disbursements so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and/or (iii) require the Borrower to (in which case the Borrower shall) deposit immediately with the Administrative Agent Cash Collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit at such time, to be held by the Administrative Agent (for the benefit of the Fronting Banks and the Lenders) as security for the Borrower’s reimbursement obligations in respect of such Letters of Credit; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Aggregate Commitments shall automatically terminate and the principal of the Loans and LC Disbursements then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and the Cash Collateral referred to in clause (iii) above, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Article VII shall affect (1) the obligation of any Fronting Bank to make any payment under any Letter of Credit issued by such Fronting Bank in accordance with the terms of such Letter of Credit or (2) the participatory interest of each Lender in each such payment.
ARTICLE VIII
The Administrative Agent
SECTION 8.01.    Appointment and Authority. Each of the Lenders and the Fronting Banks hereby irrevocably appoints MUFG to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Fronting Banks, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 8.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03.    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein or in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the

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Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or a Fronting Bank.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of any Lender or a Fronting Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Fronting Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Fronting Bank prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
ARTICLE XVIThe Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
SECTION 8.05.    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Fronting Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a commercial bank with an office in the United States having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Fronting Banks, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor, which shall be a commercial bank with an office in the United States having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

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(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Fronting Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, in the event that the Lender serving as Administrative Agent assigns all of its rights and obligations under this Agreement (including its Commitment and the Loans at the time owing to it) to any Affiliate of such Lender pursuant to Section 9.04(b), the Administrative Agent may assign all of its rights, duties, powers and obligations in its capacity as Administrative Agent under this Agreement and the other Loan Documents to such Affiliate, without any requirement for the consent of the Borrower, any Lender or any other party to this Agreement; provided, that the Administrative Agent shall promptly notify the Borrower and the Lenders of such assignment and the identity of the successor Administrative Agent. Upon the effectiveness of such assignment, such Affiliate shall succeed to and become vested with all of the rights, powers, privileges and duties of the assigning Administrative Agent (other than any rights to indemnity payments owed to the assigning Administrative Agent), and the assigning Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to such successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the effectiveness of such assignment, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such assigning Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the assigning Administrative Agent was acting as Administrative Agent. This paragraph (d) shall be subject to any separate letter agreements between the Borrower and the Administrative Agent (which letter agreements shall be binding on the assignee Administrative Agent).
SECTION 8.06.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Fronting Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Fronting Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Fronting Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Fronting Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and each Fronting Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Fronting Bank for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or Fronting Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Fronting Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Fronting Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Fronting Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.
SECTION 8.07.    Indemnification. Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower and without limiting its obligation to do so) from and against such Lender’s Applicable Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement

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or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Loan Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct, as proven in a court of competent jurisdiction by final and nonappealable judgment. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Applicable Percentage of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 9.03, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower (and without limiting its obligation to do so) after request therefor. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its Applicable Percentage of any amount required to be paid by such Lender to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its Applicable Percentage of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s Applicable Percentage of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.07 shall survive the payment in full of principal, interest and all other amounts payable hereunder and the termination of this Agreement.
SECTION 8.08.    No Other Duties. Anything herein to the contrary notwithstanding, none of the Arrangers, the Co-Syndication Agents or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any other Loan Document, except in its capacity, as applicable, as the Administrative Agent, a Co-Sustainability Structuring Agent, a Lender, a Fronting Bank or a Swingline Lender hereunder or thereunder.
SECTION 8.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Fronting Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Fronting Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Fronting Banks and the Administrative Agent under Section 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Fronting Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Fronting Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.03.
SECTION 8.10.    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender or Fronting Bank, or any Person who has received funds on behalf of a Lender or Fronting Bank (any such Lender, Fronting Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Fronting Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.10 and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Fronting Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole

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discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect; provided, however, that in the event such Payment Recipient is the Borrower, no such interest shall be payable by the Borrower so long as the Borrower returns to the Administrative Agent the amount of such Erroneous Payment (or portion thereof) within two (2) Business Days after written demand by the Administrative Agent (without limitation of the Borrower’s obligation to pay interest or any other amounts pursuant to the other provisions of this Agreement). A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.
(b)    Without limiting the immediately preceding paragraph (a), each Lender, Fronting Bank or any Person who has received funds on behalf of a Lender or Fronting Bank (and each of their respective successors and assigns), hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Fronting Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Fronting Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.10(b).
ARTICLE XVIIFor the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.10(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender or Fronting Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Fronting Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Fronting Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding paragraph (a) or under the indemnification provisions of this Agreement.
(d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding paragraph (a), from any Lender or Fronting Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Fronting Bank at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender or Fronting Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such

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Lender or Fronting Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such promissory notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Fronting Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Fronting Bank shall cease to be a Lender or Fronting Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Fronting Bank, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment.
ARTICLE XVIII(ii)     Subject to Section 9.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Fronting Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Fronting Bank (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender or Fronting Bank (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender or Fronting Bank pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender or Fronting Bank from time to time. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Fronting Bank, to the rights and interests of such Lender or Fronting Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 8.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment or prepayment of any Obligations.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.
ARTICLE XIX(g)    Each party’s obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Fronting Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
SECTION 8.11.    Certain ERISA Matters.
ARTICLE XX(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person

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ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
ARTICLE XXI(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
ARTICLE XXII(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
ARTICLE XXIII(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
ARTICLE XXIV(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
ARTICLE XXV(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE IX
Miscellaneous
SECTION 9.01.    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to the Borrower, to it at 88 East Broadway Boulevard, Tucson, Arizona 85701, Attention of Chief Financial Officer (Facsimile No. (520) 884-3699);
(ii)    if to the Administrative Agent, to MUFG ~~Union~~ Bank, ~~N.A., 445 South Figueroa Street, 15th Floor, Los Angeles, California 90071, Attention of Kevin Zitar (Facsimile No. (213) 236-4096); and~~Ltd., 1221 Avenue of the Americas, New York, New York 10020, Attention: Loan Operations Department, Telephone: (201) 413-8901, E-mail: LODagencyservices@us.mufg.jp, with a copy to MUFG Bank, Ltd., 1221 Avenue of the Americas, New York, New York 10020, Attention: Agency Desk, Telephone: (212) 405-6621, E-mail: Agencydesk@us.sc.mufg.jp; and
(iii)    if to any other Agent or any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
ARTICLE XXVINotices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when

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sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Fronting Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Fronting Bank pursuant to Article II if such Lender or Fronting Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
ARTICLE XXVIIUnless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.
(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Fronting Banks and the Lenders by posting the Communications on the Platform.
(ii)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER, ANY FRONTING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Fronting Bank by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 9.02.    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, any Fronting Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Fronting Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan (including a Swingline Loan) or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent,

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any Lender, any Swingline Lender or any Fronting Bank may have had notice or knowledge of such Default at the time.
(b)    ~~Neither~~Except as otherwise expressly set forth in this Agreement (including Section 2.13(e) and Section 2.22), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or change the definition of “Applicable Margin” or “Commitment Fee Rate”, in each case without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) change or modify (A) the defined term “Applicable KPI Margin Adjustment” or “Applicable KPI Fee Adjustment” or (B) Section 2.23 or any other provision of this Agreement, in each case, in such a way that would result in the Applicable Margin being reduced by more than 5.0 basis points or the Commitment Fee Rate being reduced by more than 1.0 basis point, in each case without the written consent of each Lender (provided that, notwithstanding anything herein to the contrary, any other provision of this Agreement related to the KPI Adjustments, including Section 2.23, may be amended or modified with the consent, in writing, of the Co-Sustainability Structuring Agents and the Required Lenders, and acknowledged by the Administrative Agent); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Co-Sustainability Structuring Agent, any Fronting Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Co-Sustainability Structuring Agent, such Fronting Bank or such Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement requiring the consent of a Lender unwilling to provide such consent may be amended by an agreement in writing entered into by the Borrower, the Required Lenders, the Fronting Banks, the Swingline Lenders and the Administrative Agent if (1) by the terms of such agreement the Commitment of each such opposing Lender shall terminate upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each such opposing Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Loan Documents. Notwithstanding any provision to the contrary contained herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), provided, however, that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms (A) affects any Defaulting Lender more adversely than other affected Lenders or (B) extends the date fixed for payment of principal or interest owing to such Defaulting Lender hereunder, reduces the principal amount of any obligation owing to such Defaulting Lender hereunder, or reduces the amount of or the rate of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, shall require the consent of such Defaulting Lender, and (z) any waiver, amendment or modification that alters the terms of this proviso shall require the consent of such Defaulting Lender.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including due diligence expenses and the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out-of-pocket expenses incurred by any Fronting Bank in connection with the issuance, amendment, transfer or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Fronting Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Fronting Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-

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pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrower shall indemnify the Administrative Agent, each Arranger, each Fronting Bank, each Co-Sustainability Structuring Agent, each Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal of any Fronting Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Arranger, any Co-Sustainability Structuring Agent, any Swingline Lender or any Fronting Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Arranger, such Co-Sustainability Structuring Agent, such Swingline Lender or such Fronting Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Arranger, such Co-Sustainability Structuring Agent, such Swingline Lender or such Fronting Bank in its capacity as such. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.18(f).
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable promptly after delivery to the Borrower of a reasonably detailed statement therefor.
SECTION 9.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Fronting Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Fronting Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arrangers, the Fronting Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender (including any Swingline Lender) may assign to one or more assignees (other than (v) a natural person, (w) a Defaulting Lender, (x) any Subsidiary of a Defaulting Lender, (y) the Borrower and (z) any Affiliate or Subsidiary of the Borrower) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each of the Fronting Banks and the Swingline Lenders must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iv) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, or an assignment of the

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entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an aggregate amount of not less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (v) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Fronting Bank, any Swingline Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage, (vi) each partial assignment by a Lender of its Commitment and Aggregate Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of its Commitment and Aggregate Exposure, (vii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and (viii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required (A) if an Event of Default shall have occurred and be continuing or (B) in connection with the initial syndication of the Commitments and Loans. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in ~~California~~New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Fronting Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition the Administrative Agent shall maintain in the Register information regarding the designation and revocation of designation of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, any Fronting Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)    Any Lender may, without the consent of the Borrower, the Administrative Agent or any Fronting Bank, sell participations to one or more banks or other entities (other than (v) a natural person, (w) a Defaulting Lender, (x) any Subsidiary of a Defaulting Lender, (y) the Borrower and (z) any Affiliate or Subsidiary of the Borrower) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Fronting Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or

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instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation), unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(g) as though it were a Lender (it being understood that the documentation required under Section 2.17(g) shall be delivered to the participating Lender) .
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower, the Fronting Banks or the Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued by, such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of paragraph (b) of this Section 9.04 concerning assignments.
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement or the option to pay to the Administrative Agent for the account of the applicable Fronting Bank all or any part of such Granting Lender’s Applicable Percentage of any LC Disbursement made by such Fronting Bank and not reimbursed by the Borrower that such Granting Lender would otherwise be obligated to pay to the Administrative Agent for the account of the applicable Fronting Bank pursuant to this Agreement, as the case may be; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan or to pay such Granting Lender’s Applicable Percentage of any LC Disbursement reimbursement obligation and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan or to pay all or any part of such Granting Lender’s Applicable Percentage of any LC Disbursement reimbursement obligation, the Granting Lender shall be obligated to make such Loan or to pay its Applicable Percentage of any LC Disbursement reimbursement obligation, as the case may be, pursuant to the terms hereof. The making of a Loan by an SPC or the payment by such SPC of such Granting Lender’s Applicable Percentage of any LC Disbursement reimbursement obligation hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender or such LC Disbursement reimbursement obligations were paid by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC in connection with its activities as an SPC hereunder any bankruptcy, reorganization,

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arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower, the Fronting Banks and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or LC Disbursement reimbursement obligations to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans or payment of LC Disbursement reimbursement obligations and (B) disclose on a confidential basis consistent with the provisions of Section 9.12 any non-public information relating to its Loans or LC Disbursement reimbursement obligations to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. The provisions of this Section relating any SPC may not be amended without the written consent of such SPC.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Fronting Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as any Commitment has not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be effective as an original executed counterpart and shall be deemed a representation that the original executed counterpart will be delivered. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement, the other Loan Documents (including any Assignment and Assumption) and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart. This Agreement, the other Loan Documents, any separate letter agreements described in Section 2.05(a) between the Borrower and any Fronting Bank setting forth the maximum aggregate stated amount of all Letters of Credit that such Fronting Bank will issue under this Agreement and any separate letter agreements with respect to fees payable to the Agents, the Arrangers and the Fronting Banks constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Fronting Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, such Fronting Bank or such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or such Fronting

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Bank (as the case may be), irrespective of whether or not such Lender or such Fronting Bank (as the case may be) shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Fronting Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Fronting Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Fronting Bank and their respective Affiliates may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Fronting Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Fronting Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of

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this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Fronting Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent, any Fronting Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, or LC Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or such LC Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or such LC Disbursement in accordance with applicable law, the rate of interest payable in respect of such Loan or such LC Disbursement hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or such LC Disbursement but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursements or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.    Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or such Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act, including, without limitation, the Beneficial Ownership Regulation to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
SECTION 9.15.    Amendment and Restatement; Reaffirmation. The parties to this Agreement agree that, upon (a) the execution and delivery by each of the parties hereto of this Agreement and (b) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents, and the Borrower hereby reaffirms all such obligations after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement. Without limiting the foregoing, upon the Effective Date: (i) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, respectively, (ii) any Existing Letters of Credit which remain outstanding on the Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (iii) all obligations of the Borrower to the Administrative Agent or any Lender under the Existing Credit Agreement or the “Loan Documents” (as defined in the Existing Credit Agreement) which are outstanding on the Effective Date shall continue as obligations under this Agreement and the other Loan Documents (subject to clause (iv) below), and (iv) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of outstanding Loans and the LC Exposure under the Existing Credit Agreement as are necessary to keep outstanding Loans and the LC Exposure ratable with the revised Applicable Percentages of the Lenders on the Effective Date. On the Effective Date, the Commitment of each Lender hereunder shall be as set forth on Schedule 2.01, and the Borrower and each Lender hereby consents to the Commitments set forth on such Schedule. The reallocation of the aggregate Commitments hereunder among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Existing Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation.

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SECTION 9.16.    No Fiduciary Duty. The Administrative Agent, each Co-Sustainability Structuring Agent, each Fronting Bank, each Swingline Lender and each Lender and their respective Affiliates (collectively, solely for purposes of this Section, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its securities holders and/or its Affiliates. The Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and the Borrower, its securities holders or its Affiliates, on the other hand. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, its securities holders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise the Borrower, its securities holders or its Affiliates on other matters), and (y) each Lender Party is acting solely as principal hereunder and under the other Loan Documents and not as the agent or fiduciary of the Borrower, its management, its securities holders, its creditors or its Affiliates. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with the transactions contemplated by the Loan Documents or the process leading thereto.
SECTION 9.17.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effect of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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SCHEDULE 1.01

PRICING SCHEDULE
The “Applicable Margin” and the “Commitment Fee Rate” for any day are the respective annual percentage rates set forth below in the applicable row under the column corresponding to the Status that exists on such day:

	Level 1 ≥A+/A1	Level 2 A/A2	Level 3 A-/A3	Level 4 BBB+/Baa1	Level 5 BBB/Baa2	Level 6 ≤BBB-/Baa3
Applicable Margin -- ~~Eurodollar~~SOFR Loans	0.75%	0.875%	1.00%	1.125%	1.375%	1.75%
Applicable Margin -- ABR Loans	0.00%	0.00%	0.00%	0.125%	0.375%	0.75%
Commitment Fee Rate	0.075%	0.100%	0.125%	0.175%	0.225%	0.275%
For purposes of this Pricing Schedule, the following terms have the following meanings:
“Level 1 Status” exists at any date if, at such date, the Index Debt is rated A+ or higher by S&P, or A+ or higher by Fitch, or A1 or higher by Moody’s.
“Level 2 Status” exists at any date if, at such date (i) the Index Debt is rated A or higher by S&P, or A or higher by Fitch, or A2 or higher by Moody’s and (ii) Level 1 Status does not exist.
“Level 3 Status” exists at any date if, at such date (i) the Index Debt is rated A- or higher by S&P, or A- or higher by Fitch, or A3 or higher by Moody’s and (ii) neither Level 1 Status nor Level 2 Status exists.
“Level 4 Status” exists at any date if, at such date (i) the Index Debt is rated BBB+ or higher by S&P, or BBB+ of higher by Fitch, or Baa1 or higher by Moody’s and (ii) none of Level 1 Status, Level 2 Status or Level 3 Status exists.
“Level 5 Status” exists at any date if, at such date (i) the Index Debt is rated BBB or higher by S&P, or BBB or higher by Fitch, or Baa2 or higher by Moody’s and (ii) none of Level 1 Status, Level 2 Status, Level 3 Status or Level 4 Status exists.
“Level 6 Status” exists at any date if, at such date, no other Status exists.
“Status” refers to the determination of which of Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status, Level 5 Status or Level 6 Status exists at any date.
Notwithstanding the foregoing, if the Index Debt is split-rated among S&P, Moody’s and Fitch and (a) two of the ratings are equivalent and higher than the third rating, the Status shall be determined based on the higher ratings, (b) two of the ratings are equivalent and lower than the third rating,
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the Status shall be determined based on the lower ratings or (c) none of the ratings are equivalent, the Status shall be determined based on the intermediate rating.
Notwithstanding the foregoing, in the event that the Index Debt is rated by only two of S&P, Moody’s and Fitch and the Index Debt is split-rated, if the ratings differential is two or more ratings levels, the Status shall be determined assuming that (i) the higher rating is equal to the midpoint of the two ratings (e.g., for a split rating of A-/Baa2, BBB+ is the midpoint and will be deemed to be the higher rating, and for a split rating of BBB-/A2, Baa1 is the midpoint and will be deemed to be the higher rating) or (ii) if there is no exact midpoint, the higher rating is equal to the higher of the two middle intermediate ratings (e.g., for a split rating of A-/Baa3, BBB+ is the higher of the two middle intermediate ratings and will be deemed to be the higher rating, and for a split rating of BBB-/A3, Baa1 is the higher of the two middle intermediate ratings and will be deemed to be the higher rating).
If at any time the Index Debt is unrated by both Moody’s and S&P (and notwithstanding that the Index Debt may be rated by Fitch), Level 6 Status shall exist; provided that if the reason that there is no such Moody’s rating or S&P rating results from Moody’s or S&P, as the case may be, ceasing to issue debt ratings generally, then the Borrower and the Administrative Agent may select another nationally-recognized rating agency to substitute for Moody’s or S&P, as applicable, for purposes of this Pricing Schedule (and all references herein to Moody’s or S&P, as applicable, shall refer to such substitute rating agency), and until a substitute nationally-recognized rating agency is so selected the Status shall be determined by reference to the rating most recently in effect prior to such cessation; and provided, further, that if the Index Debt is rated by only one of Moody’s or S&P and is not rated by Fitch, the Status shall be determined by reference to the rating of such Rating Agency.
The Applicable Margin and Commitment Fee Rate shall be increased or decreased in accordance with the foregoing Pricing Schedule upon any change in the applicable ratings of the Index Debt. The ratings of the Index Debt in effect at any date is that in effect at the close of business on such date. It is understood and agreed that the Applicable Margin and Commitment Fee Rate shall be adjusted from time to time based upon the KPI Adjustments as set forth in Section 2.23.
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SCHEDULE 2.01

Commitments

Lender	Commitments

MUFG ~~Union~~ Bank, ~~N.A~~Ltd.	$38,000,000.00
Truist Bank	$38,000,000.00
Wells Fargo Bank, National Association	$38,000,000.00
The Bank of Nova Scotia	$38,000,000.00
U.S. Bank National Association	$38,000,000.00
The Bank of New York Mellon	$20,000,000.00
CoBank, ACB	$20,000,000.00
PNC Bank, National Association	$20,000,000.00
Aggregate Commitments	$250,000,000.00

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SCHEDULE 2.05

Existing Letters of Credit

None.
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SCHEDULE 2.23

Sustainability Table

KPI Metrics		Annual Sustainability Targets and Sustainability Thresholds
		2021	2022	2023	2024	2025
Renewable Generation Capacity (in megawatts)		866 MW	952 MW	1,047 MW	1,152 MW	1,267 MW	Renewable Generation Capacity Target
		708 MW	779 MW	857 MW	943 MW	1,037 MW	Renewable Generation Capacity Threshold
OSHA Total Recordable Incident Rate (Three-Year Average)	Baseline OSHA Total Recordable Incident Rate 1.037	0.933	0.933	0.933	0.933	0.933	OSHA Total Recordable Incident Rate Target
		1.140	1.140	1.140	1.140	1.140	OSHA Total Recordable Incident Rate Threshold

The OSHA Total Recordable Incident Rate for the calendar year ending December 31, 2019 is 1.270.

The OSHA Total Recordable Incident Rate for the calendar year ending December 31, 2020 is 0.640.